As filed with the Securities and Exchange Commission on February   , 2005

                                                  Registration No. _____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TORBAY HOLDINGS, INC.
                 (Name of small business issuer in its charter)

             Delaware                              3580                               52-2143186
     (State or Jurisdiction of         (Primary Standard Industrial          (IRS Employer Identification
   Incorporation or Organization)       Classification Code Number)                     Number)

                         140 Old Country Road, Suite 205
                             Mineola, New York 11501
                                  516-747-5955
          (Address and telephone number of principal executive offices)

                         140 Old Country Road, Suite 205
                             Mineola, New York 11501
(Address of principal place of business or intended principal place of business)

                              William Thomas Large
                              Torbay Holdings, Inc.
                         140 Old Country Road, Suite 205
                             Mineola, New York 11501
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                               Darren Ofsink, Esq.
                             Guzov Ofsink Flink, LLC
                         600 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee
===============================================================================================================
Title of each class                                Proposed                Proposed
 of securities to           Amount to be        maximum offering        maximum aggregate         Amount of
   be registered             registered        price per unit (1)        offering price       registration fee
===============================================================================================================
$.0001 par value per         22,888,889               $.08                 $1,831,111            $215.52
 share common
 stock (2)

(1) Pursuant to Rule 457(c), the fee calculation is based on the average of the high and low prices of our shares of common stock in the Over-the-Counter Bulletin Board on February 9, 2005 which was $.08.

(2) This registration statement relates to the resale by certain selling stockholders identified herein of up to 1,388,889 shares of our common stock issued in a private placement transaction and up to 21,500,000 shares of our common stock issuable upon exercise of certain warrants issued in private placement transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              TORBAY HOLDINGS, INC.

                                  Common Stock
                                  ------------

      This prospectus relates to the resale of up to 22,888,889 shares of our common stock by one selling stockholder, including up to 21,500,000 shares which may be issued pursuant to the exercise of common stock purchase warrants.

      The selling stockholder, by itself or through brokers and dealers, may offer and sell the shares at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the selling stockholder's resale of the shares of common stock. The selling stockholder will receive all proceeds from such sales. We will, in the ordinary course of business, receive proceeds from the issuance of our common stock upon exercise of the common stock purchase warrants.

      It is not possible to determine the price to the public in any sale of the shares of common stock by the selling stockholder and the selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the selling stockholder will determine the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds at the time of any sale. The selling stockholder will pay any underwriting discounts and commissions. The selling stockholder, and the brokers through whom sales of the securities are made, will be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, referred to herein as the "Securities Act".

      Our common stock is traded on the over-the-counter Bulletin Board under the symbol "TRBY.OB." On February 9, 2005 the average of the high and low prices of our common stock on the over-the-counter Bulletin Board was $08.

          Investing in our common stock involves a high degree of risk.
                   See "Risk Factors" beginning on page ____.
                                ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                  The date of this prospectus is ____________.

      No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2, as amended, under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

      The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

      We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Selling Stockholder
Business
Description of Property
Selected Financial Data
Management's Discussion and Analysis of Financial Condition
  And Results of Operations
Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers, Promoters and Control Persons
Executive Compensation
Certain Relationships and Related Party Transactions
Plan of Distribution
Description of Securities
Market Price of and Dividends on our Common Equity and
  Related Stockholder Matters
Legal Proceedings
Changes in and Disagreements with Accountants
Indemnification of Directors and Officers
Legal Matters
Experts
Financial Statements

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

      In this prospectus, the "Company", "we," "us," and "our" refer to (i) Torbay Holdings, Inc. (ii) our 100% owned United Kingdom subsidiary, Designer Appliances Limited and (iii) our 100% owned Delaware subsidiary, Designer Appliances, Inc.

                                   OUR COMPANY

      We are a holding company for late-stage development, or early-stage commercial companies, with opportunities in niche markets. We have acquired what we believe to be valuable intellectual property rights, including an exclusive license on proprietary software and a United Kingdom patent for a computer mouse that we believe to be beneficial to computer mice users with regard to treating and preventing repetitive strain injury. We sell and market the Quill Mouse computer mouse and software. Our products are designed to justify a premium price in the upper and certain niche sectors of our markets. Our management believes that they have identified several products, including the Quill "Grip-less" Mouse and Nib "Click-less" software, in an under exploited opportunity in the computer, household and domestic appliances markets. Because of our precarious financial condition and limited capital resources, we are currently limiting our operations to the production and sale of the Quill Mouse and related software. However, when and if our financial condition warrants it, we plan to acquire controlling interests in late-stage development or early-stage commercial companies, with opportunities in niche markets.

      Our executive offices are located at 140 Old Country Road, Mineola, New York 11501 and our telephone number is 516-747-5955.

      We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation. We changed our name to Torbay Holdings, Inc. on July 14, 1999. On October 26, 1999, Torbay Acquisition Corporation ("TAC"), a reporting company under the Securities Exchange Act of 1934, as amended, merged into us. In the merger we issued our common stock to the former stockholders of TAC and our common stock automatically became registered under the Securities and Exchange Act of 1934 as a result of such transaction.

                                  THE OFFERING

      This prospectus relates to the resale by the selling stockholders of up to 22,888,889 shares of our common stock. 1,388,889 of such shares were issued for cash in August 2004 to an investor in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions. 21,500,000 of such shares are issuable upon the exercise of outstanding common stock purchase warrants issued to the same investor in the August 2004 transaction and pursuant to an agreement entered into in December 2004.

                          SALES BY SELLING STOCKHOLDER

      The selling stockholder may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common stock may be through the facilities of the over-the-counter Bulletin Board or such other exchange or reporting system where the common stock may be traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Plan of Distribution."

                             OUTSTANDING SECURITIES

      As of February 9, 2005, there were 91,038,487 shares of our common stock outstanding.

      An investment in the shares of our company is subject to a number of risks. We have set forth these risk factors below under the heading "Risk Factors" which you should carefully review.

                             SUMMARY FINANCIAL DATA

      The following table presents summary financial data for us as at September 30, 2004, for the four previous fiscal years ended December 31, 2003 and for the period from March 24, 1999 (inception) to December 31, 1999. We derived the summary financial data set forth below with respect to our statements of operations for the nine months ended September 30, 2004 and the fiscal years ended December 31, 2003 and 2002 and our balance sheets as at September 30, 2004, December 31, 2003 and December 31, 2002 from our consolidated financial statements that are included elsewhere in this prospectus. We derived the summary financial data for us at December 31, 2002, 2001 and 2000 and for the years then ended and the period from March 24, 1999 to December 31, 1999 from our consolidated financial statements which are not included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                                                                                                    For the
                                                                                                                    Period from
                                                                                                                    March 24,
                                                                                                                    1999
                     For Nine Months                                                                                (Inception)
                               Ended     For the Fiscal Year Ended December 31,                                     to
                       September 30,     -------------------------------------                                      December
                                2004            2003              2002              2001              2000          31, 1999
                          (unaudited)
Net sales              $   197,424       $   137,944       $     3,553                --                --                --

Loss from operations   $  (289,247)         (513,551)         (968,912)         (401,616)         (420,265)         (377,727)

Net loss               $   212,599           874,816         1,571,853          (418,184)         (420,265)         (377,727)

Total assets           $   184,806(1)        180,322(2)        263,842(3)         24,060(4)         43,313(5)        370,185(6)

Total liabilities      $   539,529(1)        909,338(2)        786,289(3)        372,597(4)        314,623(5)        115,250(6)

(1) As at September 30, 2004

(2) As at December 31, 2003

(3) As at December 31, 2002

(4) As at December 31, 2001

(5) As at December 31, 2000

(6) As at December 31, 1999

The reporting currency of the Company is the U.S. dollar.

                                  RISK FACTORS

      This offering involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and other information and our consolidated financial statements and related notes included elsewhere in this prospectus. If any of the events described below actually occur, our profitability may decline or we may incur losses, which in turn could cause the price of our common stock to decline, perhaps significantly. This means you could lose all or a part of your investment.

Risks Related to Our Business:

We have had losses since our inception. Although our loss for the nine months ended September 30, 2004 was less than that for the same period in 2003, there still is a risk we may never become profitable.

      We had a net loss of $212,599 for the nine months ended September 30, 2004 relative to a net loss of $662,195 for the nine months ended September 30, 2003. Although we increased revenue and gross profit in the more recent nine months, which contributed to the reduction of the net loss, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant, operating losses until such time, if ever, that we are able to achieve adequate product sales levels.

There is uncertainty as to our continuation as a going concern.

      Our unaudited financial statements for the nine months ended September 30, 2004 reflect a net loss of $212,599, a working capital deficiency of $445,513 and a stockholders' deficiency of $354,723. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital are not tapped to meet our working capital needs. We need approximately $500,000 to fund our operations for the fiscal year ending December 31, 2005. Our ability to continue our operations, in the absence of significantly increased revenues from sales and a resulting positive cash flow, is dependent upon receiving sufficient additional capital financing. If we continue to incur losses and fail in obtaining additional funding, we may not be able to fund continuing business operations, which could lead to the curtailment or closure of some or all of our operations.

Funding for our capital needs is not assured, and we may have to curtail our business if we cannot find adequate funding.

      During the nine months ended September 30, 2004, we received equity financing from a director, a product distributor and existing shareholders in an amount of $186,940. We also borrowed an aggregate of $52,020 from one lender and in November 2004 borrowed approximately $45,957 from the Chief Executive Officer of the Company. We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We may not be able to obtain any additional financing on acceptable terms or at all. Our ability to obtain debt financing may be particularly unlikely because we have no assets to use as collateral security for the loan. As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient or any additional financing could result in the delay or abandonment of some or all of our development, plans, which could harm our business and the value of our common stock.

Our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause demand for, and the prices of, our products to decline.

      The general appliances industry as well as the general computer products industry include numerous companies which have achieved substantially greater market share than we have, have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. Although at this time there are no other competitors who state they are providers of a Grip-less or Click-less computer mouse products as we do, we expect our competition to intensify as new research and development is going on. Existing or future competitors may develop or offer products that are comparable or superior to ours at a lower price, which could negatively affect our business, results of operations and financial condition.

As a developer in the computer appliance industry, we may experience substantial cost overruns in manufacturing and marketing products, and we may not have sufficient capital to successfully complete the development and marketing of any of our products.

      In the general appliances industry and general computer products industry the commercial success of any product is often dependent on factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not retailers promote the products through prominent shelving and other methods of promotion. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may not be able to manufacture or market our products because of industry conditions, general economic conditions and competition from existing or new manufacturers and distributors.

We are largely dependent on key personnel, the loss of which could harm our prospects.

      We depend, to a large extent, on the abilities and participation of our current management team, including William Thomas Large, our President and Chief Executive Officer. The loss of the services of any of our key personnel, for any reason, may have a material adverse effect on our prospects. There can be no assurance in this regard nor any assurance that we will be able to find a suitable replacement for such persons. We carry a $1.0 million life insurance policy covering Mr. Large, but do not carry life insurance for any other key personnel.

If we are not able to contract with retail outlets to sell our products, we may not be able to continue to operate.

      We intend to market our products through upscale department stores, boutiques and designer outlets. We do not currently have any arrangements or agreements with any such stores to carry our products once produced. We may not be able to locate retail outlets to stock our products, and even if we are successful in doing so, such outlets may not give our products sufficient marketing support such as shelving space prominence.

If we do not continue to succeed in establishing effective sales, marketing and distribution systems, we will not expand our business sufficiently to achieve profitability.

      We commenced limited sales of our ergonomic products, the Quill 'grip-less' Mouse and related products, in 2002. The products are designed to justify a premium price in the upper and certain niche sectors of our market. We sold small amounts of these products during 2002 and 2003 but did not recognize significant revenue from these sales as total sales of these products in 2002 and 2003 were $3,553 and $137,944, respectively. We had total revenues of $197,424 for the nine months ended September 30, 2004. Although we had increases in sales and revenue during the nine months ended September 30, 2004, there can be no assurance that such increase will continue.

      To increase market awareness and expand our products, we must establish effective sales and marketing for our product offerings. To date, we have a limited number of personnel devoted to sales of these products, and have made only limited sales, primarily based on efforts by members of management. We intend to expand our customer base through sales of the Quill Mouse and related products. Our future profitability depends, in part, on increasing sales of our products abovementioned and developing new products.

We may be sued for product liability and our product liability insurance may not be adequate.

      We carry product liability insurance coverage in the aggregate amount of $1 million for our subsidiary, Designer Appliances, Inc. There can be no assurance, however, that such insurance policies will be sufficient to fully indemnify us against any asserted claims or that such insurance will continue to be available.

      While we have limited product liability insurance to protect against this risk, adequate insurance coverage may not be available at an acceptable cost, if at all, in the future and a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products. If we are sued for any injury allegedly caused by our products, our liability could exceed our total assets and our ability to pay the liability.

We may not be able to protect our patents, trademarks and proprietary and/or non-proprietary rights, and, we may infringe upon patents, copyrights, trademarks and proprietary rights of others.

      Notwithstanding the pending registration of certain trade names with the United States Patent and Trademark Office, and the grant of a patent and trade marks by the United Kingdom Patent Office, we may not have the resources to or otherwise be able to enforce our rights against infringers. If we are not able to prevent competitors from using the same or similar names, marks, concepts or appearances, our business and financial conditions may be negatively impacted.

      Our software products were developed by independent contractors. However, we have no confidentiality agreements, invention assignment agreements, conflict of interest declarations or non-competition agreements with the contractors. The lack of the above mentioned agreements raises the risk of potential infringement of our intellectual property rights by others including the independent contractors and may limit our ability to enforce our intellectual property rights.

We may, in the future, issue additional shares of our common stock which would reduce the percentage ownership of our existing shareholders.

      Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share.

      On August 1, 2003, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares from 120,000,000 shares (100,000,000 of common and 20,000,000 of preferred) to 520,000,000 shares (500,000,000 of common and 20,000,000 of preferred). A meeting of the shareholders to consider approval of the amendment has not yet been scheduled and such approval has therefore not yet been obtained.

      The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Our existing shareholders do not have any preemptive rights to purchase shares that may be offered. The value of any common or preferred stock we may issue in the future shall be determined by our Board of Directors and may be less than the current market value or book value of such shares. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may lower the price of our common stock.

No Cash Dividends Are Expected in the Foreseeable Future.

      We have never declared or paid any cash dividends. We do not intend to declare or pay cash dividends in the foreseeable future. We intend to retain any earnings that we may realize in the future to finance our operations. The payment of any future dividends will be subject to the discretion of the Board of Directors and will depend upon the Company's results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors the Board of Directors deems relevant.

Since our common stock is listed on the OTC Bulletin Board, which can be a volatile market, our investors may realize a loss on the disposition of their shares.

      Our common stock is quoted on the OTC Bulletin Board, which is a more limited trading market than the Nasdaq SmallCap Market. Timely and accurate quotations of the price of our common stock may not always be available and trading volume in this market is relatively small. Consequently, the activity of trading only a few shares may affect the market and result in wide swings in price and in volume. The price of our common stock may fall below the price at which an investor purchased shares, and an investor may receive less than the amount invested if the investor sells its shares. Our shares of common stock may be subject to sudden and large falls in value, and an investor could experience the loss of the investor's entire investment.

Investors may not be able to enforce securities or other claims against one of our officers and directors or against our assets.

      One of our officers and directors has a primary residence outside the United States. We anticipate that a substantial portion of the assets that may be developed or acquired by us will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the such person, or to enforce against our assets or against such person judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other laws.

Risks Related to Our Common Stock:

Because the Price of Our Common Stock May Vary Widely, When You Decide to Sell It, You May Encounter a Delay or Have to Accept a Reduced Price.

      The price of our common stock may fluctuate widely, depending on many factors. Some of these factors have little to do with our operating results or the intrinsic worth of our products. For example, the market value of our common stock may be affected by the trading volume of the shares, announcements of expanded business by us or our competitors, operating results of our competitors, general trends in the general computer products industry, general price and volume fluctuations in the stock market, acquisition of related companies or variations in quarterly operating results. Also, if the trading market for our common stock remains limited, that may exaggerate changes in market value, leading to more price volatility than would occur in a more active trading market. As a result, if you want to sell your common stock, you may encounter a delay or have to accept a reduced price.

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13 of such Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our directors and executive officers beneficially own approximately 7% of our common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price.

      As of January 31, 2005, our executive officers, directors and affiliated persons beneficially owned approximately 7% of our common stock. As a result, our executive officers, directors and affiliated persons may have significant influence in:

      o     electing or defeating the election of our directors;

      o amending or preventing amendment of our certificate of incorporation or bylaws;

      o effecting or preventing a merger, sale of assets or other corporate transaction; and

      o controlling the outcome of any other matter submitted to the stockholders for vote.

      As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and

            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

            o obtain financial information and investment experience objectives of the person; and

            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and

            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the selling stockholder's sale of the shares offered under this prospectus.

                         DETERMINATION OF OFFERING PRICE

      We are not selling any of the common stock that we are registering. The common stock will be sold by the selling security holders listed in this prospectus. The selling security holders may therefore sell the common stock at the market price as of the date of sale or a price negotiated in a private sale. Our common stock is traded on the over-the-counter Bulletin Board under the symbol "TRBY.OB." On February 9, 2005 the reported closing price for our common stock on the over-the-counter Bulletin Board was $.08.

                              SELLING STOCKHOLDERS

      This prospectus relates to the offer and sale of our common stock by the selling stockholders identified below. Each selling stockholder will determine when it will sell its common stock and in all cases, will sell its common stock at the current market price or at negotiated prices at the time of the sale. We will not receive any proceeds from the sale of the common stock shares by any selling stockholder. The following table sets forth certain information regarding the beneficial ownership of our securities as of the date of this prospectus by the selling stockholders.

(1) Based on 91,038,487 shares outstanding as of February 9, 2005.

(2) Assumes the sale of all shares offered by the selling stockholder.

                                    BUSINESS

Products

      E-Quill-AirObic Computer Mouse and E-Quill-Liberator Software

      Our two main products are the Quill computer mouse which we market under the names E-Quill-AirObic Mouse and and nib software which we market under the name E-Quill-Liberator Software. The E-Quill-AirObic Mouse is a "grip-less" computer mouse which allows the user to move a cursor to any point on the screen without having to grip the mouse with the muscles of the hand. The E-Quill-AirObic Mouse design maintains the hand in a "functional neutral" position, one in which the muscles of the hand are kept under a constant, but reduced tension, allowing for normal blood flow and resulting in less fatigue. We believe that no comparable product is not offered by any other company.

      The E-Quill-Liberator Software which controls the E-Quill-AirObic Mouse enables the user to operate the mouse without clicking. This helps reduce the mechanical burden of pressing mouse buttons. We intend to use the combination of our mouse and software bundled together as the "VHF system" (virtually hands free) to allow the user to control the cursor through minimal use of the fingers muscles of the hand.

      The Virtually Hands Free mousing system allows for conventional mousing techniques without the need for muscle activity forward of the elbow. This enables those with reduced dexterity of most kinds to be able to use the full features of their software, including and especially an easier and fuller Internet experience. With the VHF System, upper arm muscles are used to move and point the mouse. There is no need to grip or click. Some persons with tremors may find that they can avoid unintentional clicking, sinceusing the VHF System they are able to maneuver without fingers being in close proximity to mouse buttons.

      The E-Quill-AirObic Mouse will help to alleviate the strain of computer mouse usage by untwisting the wrist and avoiding what is called static posture. This is when a constant grip is maintained, the excessive use of which is now reported as correlating with computer mouse related injuries. We believe that in many cases the VHF System can break the cycle of a user receiving therapy and then returning to work to perform a task, like mousing, that is likely to negate or delay the impact of the benefits of the treatment just received. We believe that with our products many people can heal sooner, saving pain and money.

      Some experts consider that using an ordinary mouse for more than 20 hours a week will likely lead to an injury within 2-5 years. Muscles that are tensed and then relaxed over short time intervals as when typing are considered as at less risk, as they are in what is called a dynamic posture. When muscles are tensed blood is squeezed out and they can require up to 50 times more oxygen. Only when a muscle relaxes can full blood flow resume and oxygen concentrations return to an "at rest" level. As with all physical work and in the absence of other factors that can affect some individuals, while dynamic postures can and do cause hands to tire, they are less likely to lead to injury if that posture were the only one employed while computing.

      Muscles that are tensed and held tense for longer periods of time (maybe minutes or more; continuous and contiguously) are said to be in static posture. This is the posture that has to be used to some degree in order to grip an ordinary mouse including other so-called "vertical mice". This "non-neutral" posture is the basis for an expectation of injury and that is supported by the observation that many computer users start with problems in their mousing arm.

      As a result of mousing, flexibility in the wrist can be reduced and the ability to twist the wrist decreases. The body then compensates by sticking out the elbow, which, due to a wrist twist limitation, mechanically re-orientates the hand so as to allow it to be placed flat on a palm down mouse. This "postural compensation" as it is called, in forcing the arm/elbow further away from the body, places extra "physical load" on the shoulder joint that can develop into conditions across the neck and shoulders that are not always associated with, but are often due to, mousing palm down.

      We are in the process of developing our E-Quill-Liberator Software that we believe will help manage injuries typically associated with using a computer mouse such as cumulative trauma disease or repetitive strain injury and carpal tunnel syndrome. This mouse driver software will have a user de-selectable default that prompts users to take a 15 minute break every two hours, which is a recommendation of the United States Occupational Safety and Health Administration.

      The E-Quill-Liberator Software suite will extend fatigue management and make recommendations as to how users might seek to alleviate observed sensations in specific limb zones by offering a series of exercises. The information, securely contained on the user's personal computer, would be used to suggest breaks and exercises customized to suit an individual's body mechanics.

Since 2002 the Company has introduced the following new products:

o Introduced in 2002: Quill "grip-less" mouse, which allows the user to mouse without the need to grip, which is indicated as a contributory factor in those who develop functional impairments such as repetitive strain injury or carpal tunnel syndrome.

o Introduced in 2003: Nib "click-less" software, which performs a high percentage of computer mouse button clicks for its users and, subject to its effective utilization, can aid those with functional impairment due to injury and is also classified as assistive technology.

o Introduced in 2003: Nib Trial version: This is a 30-day active version of Nib software which is freely downloaded from the Company's website.

o Introduced in 2004: The Quill Well Mouse mat: Completes the "system approach" and helps to promote a permanent visual image of the Company's products in the user's environment.

o Introduced in 2003: The Virtually Hands Free (VHF) mousing system: A bundle of the Quill Mouse and Nib Software that allows the user to elect not to use most of his muscles forward of his elbow, but still mouse and interact with his computer in a conventionally recognized manner.

o Introduced in 2003: Carpal Management Systems I & II: A bundle of the VHF system and one (System I) or two (System II) FlexTend orthotic gloves that facilitate the use of a recognized and medically validated therapy exercise glove with a mousing system that gives relief from the type of activity that some consider to cause clawing of the hand due to mousing.

o Introduced in 2004: Nib (for PC's) "click-less" software, with Gesture technology, which enhances the previous version by allowing the selection of different click types by the movement of the mouse cursor. To gesture a right click the mouse cursor is moved to the right and back, to gesture a double click, to the left and back or to highlight or drag, the mouse is moved downward and back.

o     Introduced in 2003: Nib (for PC's) Trial version with Gesture Technology:
      This is a 30-day active version of Nib software which is freely downloaded from the Company's website.

o Introduced in 2004: McNib (for Macintosh computer) "click-less" software, with the Gesture technology described above.

o     Introduced in 2004: McNib (for Macintosh) Trial version with Gesture
      Technology: This is a 30-day active version of McNib software which is freely downloaded from the Company's www.quillmouse.com website.

o Introduced in 2004: The McVirtually Hands Free (McVHF) mousing system: A bundle of the Quill Mouse and McNib Software with Gesture technology that allows the user to elect not to use most of his muscles forward of his elbow, but still mouse and interact with his computer in a conventionally recognized manner.

o In March 2004, following an independent review by a designer, health care professionals and persons with arthritis, the Arthritis Foundation in the U.S. have given an Ease of Use commendation to the Virtually Hands Free Mousing system and under a licensing agreement the Company is permitted to use the Arthritis Foundation's Ease of Use logo as a graphic indication of the commendation. This commendation makes the VHF System the first to be recognized as being Assistive to persons with a clinical disability.

o Introduced in 2004 "The Clickless Web": This is a development on the Company's Clickless software. The Clickless software, an application that performs mouse button clicks for the user, is a computer resident program that requires installation upon the user's computer following purchase. One element of the computer resident software is the ability to click links and other functions which enables interaction with the Internet, so as to be able to surf it and store files etc., from it. This new development, as a product called among other names, "The Clickless Web", takes the "web surfing and interacting" component of the computer resident software, and, using a webpage application tool called "Active X", allows these features to be accessed temporarily when a website, empowered with the feature, is enabled. This type of application known as "tools on demand" is considered a future direction and application of the Internet in which there is less requirement for software to be loaded onto a computer, or hand held device. Such applications as needed, are accessed on demand, and can be potentially prepaid as a service, or rented for the duration of their use. This feature could increase the portability of applications and also decrease memory requirements and hard disk management of Internet connected devices. The Clickless Web is the Company's first product in this potential growth area. Prior to its launch and in keeping with its strategy, the Company filed a world-wide patent application on this technology.

At this time there exist two demonstration sites for this technology: www.theclicklessweb.com and www.theassistiveweb.com both of which link to an identical page.

o In November 2004 the E-Quill-AirObic product was introduced that provided customers with a color choice option that in the directors opinion matches current system sales trends of Black or White.

The Assistive Web site will be focused upon generating income from large corporations such as banks, search engines, web retailers, assistive technology websites and other high traffic websites. Pricing on this product has yet to be established and no income from either of these websites can be anticipated as yet.

o Planned for Introduction in 2005: SooToSee; currently in Alpha (in-house) testing, this software is designed as a dynamic magnification system to assist those who need such assistance for observing computer screens, so as to enhance their accuracy of pointing the computer mouse cursor, or help in reading small text as is frequently the case with computer program menus and text on the internet. This is as an aid to vision and does not replace the need of use of spectacles, though it is envisaged that it will find application for those with severe sight impairment. This is part of a new software development package.

o Planned for Introduction in 2005: SooToSpeak; currently in late development stage. This software is designed as convert HTML text, such as is used on Internet web pages and now more commonly in email systems and program menu systems, into an audible speech output, utilizing existing and proprietary to others, voice synthesis systems such as the "supplied as standard" Windows XP voice "Microsoft SAM".

Section 508 Amendments to the 1998 Rehabilitation

      The General Services Administration ("GSA") implemented a program that sets standards for information technology so as to make such technology accessible to those with special needs. The standards are applied under what is called Section 508, which are described in full at www.section508.gov details pertaining to our products can be found at www.quillmouse.com under the heading GSA Section 508.

      These standards include a section relating to input devices, such as computer mice and under item 1194.26 and 1194.23 standards are prescribed for input devices. Companies that consider their products to comply to such standards can apply to have their products listed on the section508.gov website by completion of disclosure forms that are then inspected and their information then listed if considered compliant. The GSA then provides access to the product and company information on the website. The Company, having evaluated the standard and believing that its products complied, submitted its applications for its mouse and the Virtually Hands Free Mousing System (mouse and software bundle), which were subsequently processed and as of April 2003, were listed on the Section 508 website under the Company's assertions as to compliance.

      To the Company's knowledge, there have been no other products listed on the website by other companies that may be considered to be competitive to the Company's products, be they niche ergonomic computer mice or mass-market supplier computer mice. The Company was therefore active in the development of the potential such a listing has for opportunity to sell product to the U.S. Government under this provision. It should be understood that this listing is not an endorsement or recommendation but an information source for those who work or have needs in this are to help them make their decisions thereby.

      Other Products we are Developing

      We are developing certain other products discussed below. However, due to our current lack of capital, we are not focusing on such development at this time.

Telstar I Designer Vacuum Cleaner. The Telstar I Designer Vacuum Cleaner is a rocket shaped cylinder vacuum cleaner made of polished aluminum and incorporating the latest in filtration technology. It is bagless and features the High Efficiency Particle Arrester medical grade filter that removes allergens in dirt associated with asthma. It has a large (50ft.) cleaning radius that typically allows cleaning an entire floor without stopping. Early versions of the Telstar have obtained British and European approvals for German TUV standards, which relate to electrical safety and manufacturing practices.

Telstar II Designer Vacuum Cleaner/Table. This product is a combination of the Telstar I vacuum cleaner with a glass tabletop accessory. When not in use, the vacuum cleaner serves as a base for the glass tabletop and the entire unit appears as an attractive and functional coffee table. This product is designed for an environment where storage space is at a premium. We are considering marketing this product under the name "Sputnik" or as the "Telstar Space Station". The tabletop model has been developed as a working prototype. Additional expenditures will be required for testing, tooling and packaging.

Mistral I Desktop Fan. This is a desktop fan, cased in polished aluminum, which utilizes a design similar to the Telstar I Vacuum Cleaner. The Mistral I fan is designed and ready for manufacturing development. Further innovations being considered for the Mistral I include voice control activations for functions such as stop, start, speed, swivel movement, hot and cold.

Wurlitzer Toaster. The Wurlitzer Toaster is in the design stage and we anticipate that it will have a "retro" theme, while incorporating modern technology. The product is expected to have two chrome ends in the shape of fins with central glass panels to allow for the toasting process to be observed. Designer Appliances is also considering incorporating an FM radio with this product for practicality.

Thalia Kettle. The Thalia Kettle will also incorporate a "retro" design in order to be marketed with the Wurlitzer Toaster. The product is anticipated to have instant heat delivery, rapid boil and other potentially patentable design aspects.

Heated Hearth Screens. We intend to develop and market designer, heated hearth screens using chrome and glass in conjunction with a flat heating element to offer background convection heat when the fire is not being used. The concept of heated hearth screen may also be expanded to encompass a space heater product in the future.

Marketing

      We sell our products through distributors as well as directly to the consumer. We have adopted a strategy of "Marketing the Science" in marketing our products in order to raise market awareness of the issues of computer mouse injury and of the assistive technology benefits of our products. We maintain a website (www.aerobicmouse.com) which we sell our products directly to consumers and provide information to our distributors including the translation into German and Swedish of informative and instructional documents.

      It is our belief that being seen as the market innovator and an authority on issues relating to the use of computer mice, brand recognition can be achieved and sales to professional bodies, therapists and ergonomists can be achieved. We also anticipate that such recognition will enable us to form strategic relationships with other companies who do not possess such expertise, but have a co-market existence.

      We believe that our strategy has lead to our mouse products being reviewed by a number of magazines and the placement of technical articles in corporate ergonomic media.

      Our marketing initiatives are focused on the Assistive Technology and the Functional Impairment markets.

      Another market sector that is sought to be addressed is the so called Baby Boomers, those individuals born between 1946 and 1964, who are numerically large in number, when considered as a single market and are now experiencing the gradual deterioration of limbs and sensors as is commensurate with their age. A survey commissioned by the Microsoft Corp. (www.microsoft.com/enable/research) suggests that approximately 30M individuals in the U.S. could benefit from dexterity enhancing technology such at ours. We believe the following scientific developments are of significance to our business:

      Researchers in the U.S. have developed an "animal model" for the investigation of the pathology of repetitive use injuries or "Negligible Force" injuries as they describe them. The lack of clinical validation, by way of recognition of the pathological consequences of repetitive injuries, we believe, impacts the opinions and therefore the actions of legislators, employers, insurers and product manufacturers.

      The initial results from 2 studies performed at Temple University, PA, so far indicate clearly definable and potentially adverse changes in the pathology of the bones and tissues of laboratory rats studied. The researchers attribute these changes to repetitive reaching and grasping (gripping) movements and their pathological analysis has observed significant and, in their view, detrimental changes in histology and immunology. The results are early research, on non-human subjects, using analyses that cannot, by their invasive nature, be performed on live human subjects.

      In a more recent development scientist in Japan are now suggesting a correlation between intensive computer usage and the development of glaucoma, an eye condition. This supports even further the evidence that extensive and extended computer work is being increasingly recognized to have unforeseen health impact upon computer users.

      While there is unlikely to be an early and measurable impact upon our business, as a result of these studies and in anticipation that further study might confirm these early findings, we believe popular opinion may be influenced sufficiently that may lead to a changing market environment that could create a greater computer user health consciousness that ultimately may be beneficial to us

Microsoft Assistive Technology Vendor Program ("MATVP")

      Designer Appliances Inc. was recently enrolled into the MATvp program. The primary purpose of this program is to decrease the time from development to market for assistive technology products.

Hewlett-Packard Assistive Technology Listing

      During this quarter and following dialogue with them the Hewlett-Packard Company ("HP") listed all of the Company's products in their Small and Medium Business catalogue under the section of Assistive Technology. We believe that this is a significant development as it is the first trading relationship established with a major and mainstream computer supplier.

Seasonality of Business

      In the limited time that the Company has sold its products it appears that product sales have declined during main holiday season periods, most noticeably during the winter holiday period.

Competition

      The Company considers competition to be any other company that can potentially divert sales dollars away from those that could be spent on our products.

      At this time the Company believes that it holds a unique position in the computer mouse marketplace, as it is the only provider of mouse products that do not require grip to be used and which have an associated software product that removes the need for the mouse to be clicked.

      Competition in the conventional computer mouse sector is typically global by most product providers. The major producers of computer mice include, but are not limited to, Logitech, Kensington and Microsoft.

      In the "ergonomic" market, the 3M ergonomic mouse and the Contour Design mouse products are the major computer mouse products.

Research and Development Activities

Intellectual Property

      The Company holds a United Kingdom utility patent (No. BG2328496) on the E-Quill-AirObic Mouse and intends to apply for a U.S. patent on this product.

      In addition, the British Patent Office has granted to the Company the following design patents:

Design                                                  Registration Number
------                                                  -------------------
Telstar I vacuum cleaner design protection              2066378

The tabletop design for the Telstar II,
Sputnik or Telestar Space Station                       2082459

The combined vacuum and table product                   2085669

The "Mistral" table top fan design                      2066377

      The British patents expire 20 years after the date of grant.

      We have applied for an additional utility patent on our clickless web software.

      The British Patent Office has also granted the following trademark registrations to the Company:

Name                              Registration Number
----                              -------------------
Telstar                           2209241

Sputnik                           2209243

Mistral                           2209473

Wurlitzer                         2209244

      In addition, we were granted a United States registration on the trademark "E-Quill-Liberator" (No. 78/105096).

Employees

      We have two full-time employees, including our executive officers, neither of whom have employment agreements with us. We have also retained two part-time consultants. Further recruitment of office support and marketing individuals are planned in 2005.

                             DESCRIPTION OF PROPERTY

      We lease our executive offices at 140 Old Country Road, Suite 205, Mineola, New York 11501 under a three year lease expiring on October 31, 2006. Theses premises consist of approximately 1,060 square feet of office space. The monthly rental is $1,676.75 for the period ended October 31, 2004, $1,743.82 for the period November 1, 2004 to October 31, 2005 and $1,813.57 for the period from November 1, 2005 to October 31, 2006.

      On April 16, 2002 we contracted with Dynapoint, Inc. for Dynapoint to provide warehousing and logistics facilities at a facility in City of Industry, California for our E-Quill-AirObic Mouse.

      We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

                             SELECTED FINANCIAL DATA

      The following table presents selected financial data for us as at September 30, 2004, for the four previous fiscal years ended December 31, 2003 and for the period from March 24, 1999 (inception) to December 31, 1999. We derived the selected financial data set forth below with respect to our statements of operations for the nine months ended September 30, 2004 and the fiscal years ended December 31, 2003 and 2002 and our balance sheets as at September 30, 2004, December 31, 2003 and December 31, 2002 from our consolidated financial statements that are included elsewhere in this prospectus. We derived the selected financial data for us at December 31, 2002, 2001 and 2000 and for the years then ended and the period from March 24, 1999 to December 31, 1999 from our consolidated financial statements which are not included in this prospectus. You should read the following selected financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                                                                                                     For the Period
                           For Nine                                                                                  from March 24,
                             Months                                                                                  1999
                              Ended       For the Fiscal Year Ended December 31,                                     (Inception) to
                      September 30,       --------------------------------------                                     December 31,
                              2004              2003              2002              2001              2000           1999
                        (unaudited)
Net sales              $   197,424       $   137,944       $     3,553                --                --                --

Loss from operations   $  (289,247)         (513,551)         (968,912)         (401,616)         (420,265)         (377,727)

Net loss               $   212,599           874,816         1,571,853          (418,184)         (420,265)         (377,727)

Total assets           $   184,806(1)        180,322(2)        263,842(3)         24,060(4)         43,313(5)        370,185(6)

Total liabilities      $   539,529(1)        909,338(2)        786,289(3)        372,597(4)        314,623(5)        115,250(6)

(1) As at September 30, 2004

(2) As at December 31, 2003

(3) As at December 31, 2002

(4) As at December 31, 2001

(5) As at December 31, 2000

(6) As at December 31, 1999

The reporting currency of the Company is the U.S. dollar.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of the consolidated financial condition and results of operations should be read with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

      We are a holding company for late-stage development, or early-stage commercial companies, with opportunities in niche markets. We currently own two subsidiaries, Designer Appliances Ltd., an inactive United Kingdom ("UK") company, and Designer Appliances, Inc., a Delaware corporation, and will actively seek additional and appropriate acquisitions, subject to the comments below. We have acquired what we believe to be valuable intellectual property rights, including an exclusive license on proprietary software and a UK patent for a computer mouse that we believe to be beneficial to computer mice users with regard to treating and preventing repetitive strain injury. The UK patent is the basis for further patent applications that may enlarge the scope and geography of our current patent position. We have achieved what we believe are significant technical improvements to our products that we intend to protect with further patents, although we can give no assurance that patent applications will be filed or, if filed, that such applications will result in our obtaining patents.

      The Company's products are designed to justify a premium price in the upper and certain niche sectors of our markets. There is no assurance that we will be able to continue to manufacture or market these items.

      The Company intends to market and sell only products that are designed to attract a premium, niche or upscale market. Management believes that it has identified several products, including the E-Quill-AirObic "Grip-less" Mouse and Nib "Click-less" software, in an under exploited opportunity in the computer, household and domestic appliances markets.

      Because of the Company's limited financial condition and limited capital resources, it is currently restricting its operations to the production and sale of the E-Quill-AirObic Mouse and related products. Management estimates that it would require between $6.5 million and $18.2 million over the first two years of operations to support manufacturing and marketing operations should the Company commence production of all the products in our intellectual property rights portfolio. This portfolio includes a vacuum cleaner, fans, heaters and other intellectual property right bearing domestic appliances. The Company has no expectation of being able to raise this level of financing and so will consequently remain focused on developing sales of our E-Quill-AirObic Mouse and related products.

      We sell and market a computer mouse and related software. Formerly marketed under the name "The Quill Mouse," our computer mouse is now marketed under the name "E-Quill-AirObic Mouse." The name change reflects our opinion that our computer mouse benefits all users (those who have voluntary control over their muscles and those who may not) by enabling them to maintain better or more aerobic conditions in the tissues of the hand when using the product. The primary product website of the Company has also become www.aerobicmouse.com as part of the development of a focused marketing campaign that provides recognition of the objectives we have for our products within those product names. In our view, the expression "aerobic" has intrinsic and positive benefits, because the meaning of the expression is understood and translates internationally. We anticipate that marketing expenditures on brand recognition will also help communicate the practical aspects of our mouse products.

RESULTS OF OPERATIONS

Fiscal Years Ended December 31, 2003 and December 31, 2002

Gross Profit

      For the year ended December 31, 2003, the Company generated revenue of $137,944 compared to $3,553 for the year ended December 31, 2002, when revenues commenced in October. Cost of sales was $24,604 for the year ended December 31, 2003, compared to $513 for the year ended December 31, 2003. Gross profit was $113,340 or 82% of net revenues for the year ended December 31, 2003 relative to $3,040 or 86% of net revenues for the year ended December 31, 2002. The increase in the Company's revenues and cost of sales in the year ended December 31, 2003 all resulted from the commencement of sales by the Company of its Quill Mouse product and related system configurations, system components and accessories.

Operating Expenses

      For the year ended December 31, 2003, operating expenses decreased $345,061 or 36% from $971,952 for the year ended December 31, 2002 to $626,891 for the year ended December 31, 2003. The decrease in the Company's operating expenses, during a time when it was increasing its selling expenses ($54,799) and general and administrative expenses ($37,624), is primarily attributable to decreases in consultancy fees of $437,812.

Three Months Ended September 30, 2004 and 2003

Revenues

      For the three months ended September 30, 2004, due to exceptional circumstances in regards to inventory detailed below, the Company generated revenue of$37,887, a decrease of $16,637, or 30.5%, as compared to the three months ended September 30, 2003. Since the commencement of sales of the Company's mouse products, orders have been fulfilled from the shipment of product from warehoused inventory. Consequently, revenues have generally been recognized within the quarter that the order was received. Due to a decision by management to increase the size of the Company's orders to its manufacturer to enable the Company to fulfill the anticipated greater demand for the Company's computer mouse products into the first quarter of 2005, delivery of inventory to the Company was delayed in the hope of by several weeks. The impact of this was that hardware inventory for right handed product, the majority of our order volume, was exhausted during mid- August 2004. As a consequence, order backlog grew during the quarter from virtually nil at the beginning of the quarter to $79,699 at the end of the quarter and therefore less revenues were recognized. New product inventory was received early in November 2004 and the backlog of orders was shipped soon thereafter. We anticipate that such shipments will generate revenues during the quarter ending December 31, 2004.

Gross Profit

      For the 3 months ended September 30, 2004, and for the reasons explained above the Company generated revenue from sales of $37,887 compared to $54,524 for the 3 months ended September 30, 2003, a decrease of $16,637. Cost of sales were $18,961 for the 3 months ended September 30, 2004, compared to $18,594 for the 3 months ended September 30, 2003, an increase of $367. . Gross profit was $18,926 or 50% of net revenues for the 3 months ended September 30, 2004 as compared to $35,930 or 66% of net revenues for the 3 months ended September 30, 2003. Gross profit during the 3 months ended September 30, 2004 was negatively impacted by fixed costs associated with sales (amortization of software development costs) relative to reduced revenues, including reduced shipments of higher margin software associated with mouse orders.

      Despite the impact on revenues and gross profit created by delayed product deliveries during the 3 months ended September 30, 2004, the Company believes that margins will return to previously posted levels. The impact on gross profit, within the mix of product sales between hardware products only, integrated hardware and software products and standalone software products, will be variable.

      The Company believes that although it currently has limited marketing resources, sales of the Company's products will continue to increase as a result of a growing acceptance of the Company's products and the time that the Company's management has spent in developing potential alliances as well as new marketing, packaging and software product delivery and fulfillment systems.

Operating Expenses

      Operating expenses decreased by $6,646 to $124,639 for the 3 months ended September 30, 2004 compared to $131,285 for the 3 months ended September 30, 2003. The decrease was primarily the result of a $37,462 reduction in consulting and professional fees which was partially offset by a $32,534 increase in other selling, general and administration expense.

Other Income (Expenses)

      For the 3 months ended September 30, 2004 expenses associated with financing costs decreased by $113,633 due to the settlement between the Company and the former holders of the Company's convertible debentures.

Net Loss

      The Company incurred a net loss $109,136 for the 3 months ended September 30, 2004 relative to a net loss of $212,411 for the 3 months ended September 30, 2003. The reduction in the net loss between the two periods was primarily due to a $113,633 reduction in interest and other costs related to the former debenture agreement, partially offset by a reduction in gross profit.

Nine Months Ended September 30, 2004 and September 30, 2003

Revenue

      For the nine months ended September 30, 2004, the Company generated revenue of $197,424, an increase of $99,273, or 101.1%, as compared to the nine months ended September 30, 2003.

Gross Profit

      For the nine months ended September 30, 2004 the Company had a gross profit of $132,731 or 67% of sales relative to the nine months ended September 30, 2003 in which the Company had a gross profit of $59,498 or 60% of sales.

      Cost of sales were $64,693 for the 9 months ended September 30, 2004, compared to $38,653 for the 9 months ended September 30, 2003, an increase of $26,040. The increase was related to the greater sales.

      The Company believes that the impact on gross profit of the mix of product sales between hardware products only, integrated hardware and software products and stand alone software products will continue to be variable.

      The Company believes that although it currently has limited marketing resources, sales of the Company's products will continue to increase as a result of a growing acceptance of the Company's products and the time that the Company's management has spent in developing potentially alliances as well as new marketing, packaging and software product delivery and fulfillment systems.

Operating Expenses

      Operating expenses decreased to $421,978 for the 9 months ended September 30, 2004 from $455,512 for the 9 months ended September 30, 2003, a decrease of $33,534 or 7%. The decrease is attributable to reduced professional fees and consulting fees which were partially offset by increases in marketing, compensation and administrative expenses.

Other Income (Expenses)

      For the nine months ended September 30, 2004 other income was $76,648 as compared to other expense of $266,181 for the nine months ended September 30, 2003. The change was primarily the result of a $243,800 gain recognized in 2004 as a result of the settlement with the holders of the Company's convertible debentures as well as decrease in interest and financing costs.

Net Loss

      The Company incurred a net loss $212,599 for the 9 months ended September 30, 2004 relative to a net loss of $662,195 for the 9 months ended September 30, 2003 a reduction of $449,596. The reduction in the net loss between the two periods was primarily the result of the Company realizing a $243,800 gain on extinguishment of debt as a result of its settlement with its debenture holders and a $106,767 reduction in loss from operations.

Liquidity and Cash Position

Operating Activities

      For the year ended December 31, 2003, as compared to the year ended December 31, 2002, the Company used $297,004 and $497,417, respectively, to fund operating activities. The decrease of $200,413 was as a result of reduced net losses and increasing revenues offset by the cost of selling and administration. For the 9 months ended September 30, 2004 and 2003 the Company used $156,562 and $261,567, respectively, to fund operating activities. The decrease of $105,005 is due to various factors both positive and negative across the categories of the extinguishment of debt, deferred equity costs, common stock and warrant issued for services and changes in inventory and accounts receivable.

Investing Activities

      For the years ended December 31, 2003 and December 31, 2002, the Company used $24,018 and $25,245, respectively to fund investing activities. The primary acquisition cost in 2003 was the consideration paid by the Company for entering into an exclusive license to what is now the Company's software products. For the nine months ended September 30, 2004 and 2003 the Company used $32,197 and $11,150, respectively, to fund investing activities. These costs include capital equipment purchase of computer equipment and on-going development costs for software.

Financing Activities

      For the years ended December 31, 2003 and December 31, 2002, the Company realized cash of $282,000 and $598,774, respectively, in connection with financing activities. The decrease of $316,774 in the year ended December 31, 2003 was the result of a decrease in financing received in 2003 from the sale of secured convertible debentures and shares of common stock. For the 9 months ended September 30, 2004 the Company realized cash of $199,602 from the private placement of restricted stock and under a loan against stock agreement offset by the payment of $79,158 due under the debenture settlement agreement. This compares to net cash receipts for stock issuance and notes or loans payable in the 9 months ended September 30, 2003 of $257,000.

      The Company, including its subsidiaries, has incurred start-up costs, including administrative costs and research and development costs, while realizing limited operating revenue. Revenue commenced in late 2002. To date, the Company has been and continues to be dependent upon funded operations, primarily from the proceeds of sales of its securities and from loans to support the operating losses it has incurred. These losses have reduced significantly as sales of the Company's products continue to grow and margins have been held or enhanced. The compliance costs associated with the Company being a reporting company under the U.S. securities laws, including accounting and legal fees, continue to be a predominant expense which contributes to the Company's operating losses.

      The Company has generally had consistent increases in sales and revenue through September 30, 2004 compared to the same periods in 2003 despite being out of inventory for a time during the quarter ended September 30, 2004. These increases are as a result of increased sales through existing distribution routes. Management time and activities in the quarter ended September 30, 2004 have been predominantly in pursuit of strategic objectives that are hoped to have an impact on future income.

      The sales achieved have been through direct marketing programs, via the Company's website and indirectly through distributor/resellers who themselves have their own websites, catalogues and sales personnel. This strategy is part of the development program that the Company has initiated for product and brand recognition amongst the "professional ergonomic" industry. The Company has developed an increasing reliance upon distributor/resellers and this business is now in excess of 50% of its overall sales by value. This business also impacts gross margin, as the distribution business requires discounts to the retail selling price to be given to distributors.

      Evidence for support of the opinion that the Company's marketing initiatives and customer satisfaction are being achieved are borne out by the increasing sales as described above. In addition, during the quarter ended September 30, 2004 one Fortune 500 company specified the E-Quill-AirObic Mouse as a "standard option" and alternative to other mice for its employees. This has resulted in the E-Quill-AirObic Mouse being listed and displayed on that company's internal website. Additionally a major oil company has also commenced specification of our products including evaluation of our nib click-less software for consideration as to "approval" for that company's software profile. Orders and repeat orders from other major corporations, including major utilities, healthcare, insurance companies and even large computer manufacturers continue to provide optimism as to the success of the Company's limited marketing activities and an expectation of future sales.

      The Company's preparations for a retail packaged product are complete and repackaged product is available for shipment. Some reduction in gross margin may be necessary to achieve the pricing incentives required by such outlets. The Company has also invested significantly in past quarters to streamline its software order fulfillment process. To this end it has now developed a single version of its Nib Clickless software for PC, compared to a demo version and a separate purchased version, activated by a "software key code", supplied against each order. This means that this single version of software can now be distributed with each mouse on the CD provided with it. As a result, every mouse purchaser can now trial the Clickless software and the software key will be available by email or in their order acknowledgement package so that it is no longer necessary to refer to the Company's website in order to obtain the purchased software. The impact will have immediate order fulfillment upon delivery, which is particularly important in anticipation of establishing a retail presence. The same capability has also been developed, a single demo and fully working version, for the McNib software for Macintosh.

Critical Accounting Policies and Estimates

      Discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in the consolidated financial statements and the accompanying notes. On an on-going basis, we evaluate our estimates, including those related to intangible assets, equity based compensation and litigation. We base our estimates on experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Recent Financing

RECENT FINANCING

      During the nine months ended September 30, 2004 the Company received financing in the aggregate amount of $278,760. This was comprised of $186,940 from the issuance of stock, $50,000 in common stock subscribed and $52,020 as proceeds from a short term note less aggregate costs of $10,200.

      During November 2004, the Company sold 880,000 shares of common stock in a private placement, for the net proceeds of $45,964.

      The Company is not aware of any other material trend, event or capital commitment, which would potentially adversely affect liquidity.

Going Concern Qualification

      The Company's ability to continue its operations, in the absence of adequate revenues from sales, is dependent upon receiving sufficient additional capital financing until such levels of sales are achieved to generate a positive cash flow. The Company may raise capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. The Company's financial statements raise substantial doubt about its ability to continue as a going concern if sufficient revenues are not generated or additional funding is not acquired or alternative sources of capital developed to meet its working capital needs.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of January 31, 2005, certain information with respect to the beneficial ownership of the voting securities by (i) any person or group with more than 5% of the Company's securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                            Name and                                                     Amount and
                           Address of                    Title of              Nature of Beneficial         Percent of
                        Beneficial Owner                 Class                        Ownership (1)         Class (2)
                        ----------------                 ------------
Alexander Gordon Lane                                    Common Stock                       743,827             .8%
140 Old  Country Road, Suite 105
Mineola, New York 11501

William Thomas Large                                     Common Stock                  5,099,582(3)            5.6%
140 Old Country Road, Suite 105
Mineola, New York 11501

Thomas A. Marchant                                       Common Stock                       921,638            1.0%
140 Old Country Road, Suite 105
Mineola, New York 11501

All Directors and Officers of the Company                Common Stock                     6,765,047            7.4%
as a group (3 persons)

(1) In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. "Voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

(2) Computed based upon a total of 91,038,487 shares of common stock outstanding as of February 9, 2005.

(3) Includes 120,000 shares of our common stock owned by Mr. Large's minor children. Such figure does not include 3,000,000 shares of our common stock issuable to Mr. Large to reimburse Mr. Large for 3,000,000 shares transferred by him to a consultant in August 2003 in payment of an obligation of the Company.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

         The following are the executive officers and directors of the Company as of January 31, 2005.

Name                               Positions                                Age
----                               ---------                                ---
Alexander Gordon Lane              Chairman of the                          62
                                   Board of Directors,
                                   Secretary
William Thomas Large               CEO, President and Director              48
Thomas A. Marchant                 Director                                 56

Alexander Gordon Lane, 62, Secretary and a Director of Torbay Holdings, Inc. has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1976 to 1983 he served as Treasurer of Grindlays Bank PLCC, New York, and in 1983 he was a founding member of International Money Brokers which was acquired by Traditional North America. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

William Thomas Large, 48, has been President and Chief Executive Officer since September 2000 and a Director of Torbay Holdings, Inc. and Chief Executive Officer of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a Director and a major stockholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1999, Mr. Large also served as a director of DeltaMonitor Ltd., a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a Director of AromaScan plc, a publicly listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

Thomas A. Marchant, 56, has served as a member of our board of directors since July 11, 2002. Mr. Marchant, joined Ford Motor Company in 1985 as Financial Sales Manager of Ford Credit Canada. Mr. Marchant directed a sales and marketing operation to institutional investors in the Commercial Paper and Medium Term Note Markets. In 1991 Mr. Marchant transferred to Ford World Headquarters in Dearborn, Michigan and assumed responsibility for consolidation and launch of the Canadian Treasury funding operation. Prior to joining Ford, Mr. Marchant held various positions with Greenshields Incorporated, one of Canada's foremost investment banking firms, First National Bank of Chicago, Grindlays Bank and Merrill Lynch.

                             EXECUTIVE COMPENSATION

      The following table sets forth a summary for the fiscal years ended, of the cash and non-cash compensation awarded, paid or accrued by us to our President and our most highly compensated officer other than the CEO, who served in such capacities as of December 31, 2004 (collectively, the "Named Executive Officers"). None of our executive officers earned in excess of $100,000 in total annual salary.

                           ANNUAL COMPENSATION                                             LONG TERM COMPENSATION

                                                                                       Awards                 Payouts

                                                                    Other      Restricted  Securities
                                                                   Annual         Stock    Underlying                All
                                    Year                            Compen-       Awards     Options/     LTIP       Other
       Name         Position        Ended    Salary($)  Bonus($)   sation($)         $         SARS     Payouts   Compensation
       ----         ---------       -----    ---------  --------   ---------    ----------     ----     -------   ------------
  William Thomas       CEO        12/31/04    $51,280       0          0             0          0          0           0
                                              -------       -          -             -          -          -           -
     Large (1)

                       CEO       12/31/2003   $52,918       0          0             0          0          0           0

                       CEO       12/31/2002   $47,664       0          0             0          0          0           0

Alexander Gordon    Chairman      12/31/04    $30,775       0          0             0          0          0           0
Lane                   and
                    Secretary

                    Chairman     12/31/2003   $29,700       0          0             0          0          0           0
                       and
                    Secretary

                    Chairman     12/31/2002   $28,697       0          0             0          0          0           0
                       and
                    Secretary

(1) Mr. Large is eligible for a performance-related bonus of up to 100% of his annual salary.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In November 2004, William Thomas Large, a Director and the Chief Executive Officer of the Company, sold shares of common stock for net proceeds of $45,956.65 of the Company and immediately loaned such amount to the Company. In order to repay the loan the Company has agreed to issue to Mr. Large a number of shares of the Company's common stock equivalent to the number of shares Mr. Large sold to fund the loan.

      Gordon Lane, the Chairman of the Company, having loaned to the Company an amount of $35,647 on March 26, 2002 converted such loan into 297,063 shares of the Company's restricted common stock.

      In July 2002, the Company sold 562,353 shares of the Company's common stock to Mr. Thomas A. Marchant, now a director of the Company, at a purchase price of $.085 per share for an aggregate purchase price of $47,800. Such shares were physically delivered by the transfer agent on or about October 21, 2002.

      In October 2002, the Company issued 571,249 shares of its common stock to William Thomas Large and 285,714 shares to Alexander Gordon Lane for services rendered to the Company. Such restricted shares were valued at $.21 per share.

                              PLAN OF DISTRIBUTION

      The selling stockholders may sell the common stock directly or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals. The selling stockholder may distribute the common stock in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales;

      o transactions involving cross or block trades or otherwise on the open market;

      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o "at the market" to or through market makers or into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

      o any combination of the above, or by any other legally available means.

      In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

      The selling stockholders and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions).

      We do not know of any arrangements between any selling stockholder and any broker, dealer, underwriter or agent relating to the sale or distribution of the common stock or warrants.

      We and the selling stockholders and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

      The selling stockholders may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

      We cannot assure you that any selling stockholder will sell any of such selling stockholder's shares of common stock.

      In order to comply with the securities laws of certain states, if applicable, each selling stockholder will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, a selling stockholder may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

      We have agreed to indemnify each selling stockholder whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

                            DESCRIPTION OF SECURITIES

      As of February 9, 2005 the authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 91,038,487 shares issued and outstanding, and 20,000,000 shares of preferred stock, par value $.0001 per share, of which there are 420,000 shares are issued and outstanding.

Common Stock

      Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company's common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

      Holders of the Company's common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Company's common stock.

Preferred Stock

      The Company's Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate of designations, preferences and rights pursuant under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the Company's common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

      The Company has designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series is $.0001. 420,000 shares of such Series 1 Convertible Preferred Stock were issued in April 2002 and as of November 30, 2004 all of such 420,000 shares of Series I Convertible Preferred Stock were outstanding. No other series of preferred stock has been designated. Each share of Series I Convertible Preferred Stock is convertible into ten shares of common stock of the Company provided that that the subsidiary of the Corporation whose common shares were acquired in exchange for the Series 1 Convertible Preferred Stock, has returned a net profit to the Company of $1,000,000 in any one year within five years of the date the shares are issued. In the event that after such five year term the Series 1 Convertible Preferred Shares have not been so converted, each share not then converted shall be automatically converted into one share of common stock of the Corporation. Each share of the Series 1 Convertible Preferred stock is entitled to one vote on all matters on which such stockholders are lawfully entitled to vote. The Series 1 Convertible Preferred Stock is not entitled to receive dividends.

      At present, the Company has no plans to either issue any additional shares of Series I Convertible Preferred Stock or designate any additional other series, preferences or other classification of preferred stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                      MARKET PRICE OF AND DIVIDENDS ON OUR
                            COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

      Our common stock was authorized to trade on December 23, 2000 on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol "TRBY." No trades occurred until January 3, 2001.

      The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                                      High             Low
                                                     ------           -----
Year Ended December 31, 2002

First Quarter                                        $0.39            $0.11
Second Quarter                                       $0.29            $0.04
Third Quarter                                        $0.16            $0.05
Fourth Quarter                                       $0.28            $0.03

Year Ended December 31, 2003

First Quarter                                        $0.062          $0.036
Second Quarter                                       $0.039          $0.016
Third Quarter                                        $0.022          $0.009
Fourth Quarter                                       $0.008          $0.005

Year Ended December 31, 2004

First Quarter                                        $0.13           $0.01
Second Quarter                                       $0.12           $0.05
Third Quarter                                        $0.09           $0.03
Fourth Quarter                                       $0.07           $0.03

      Dividends

      The payment of dividends, if any, is to be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

      Dividends, if any, will be contingent upon the Company's revenues and earnings, capital requirements and financial condition.

Equity Compensation Plan Information

      As of the date of this prospectus, the Company does not have any equity compensation plans.

Transfer Agent

      Stocktrans, Inc., with offices at 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003 is the registrar and transfer agent for the Company's common stock.

Penny Stock Regulations

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. The Company's common stock falls within the definition of penny stock and is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's common stock and may affect the ability of investors to sell our common stock in the secondary market.

                                LEGAL PROCEEDINGS

      The Company is not currently a party to any pending legal proceeding.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period, the principal independent accountant of the Company and its subsidiaries has not resigned or declined to stand for re-election, and was not dismissed.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We have agreed to indemnify the stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

      Pursuant to Section 11.1 of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      Our counsel, Guzov Ofsink Flink, LLC, located in New York, New York, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

                                     EXPERTS

      Weinberg & Company, P.A., independent certified public accountants, located at 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, have audited our Financial Statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS


PAGE        F-1         INDEPENDENT AUDITORS' REPORT

PAGE        F-2         CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2003

PAGE        F-3         CONSOLIDATED   STATEMENTS   OF   OPERATIONS   AND  OTHER
                        COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2003
                        AND 2002

PAGES       F-4 - F-5   CONSOLIDATED   STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'
                        DEFICIENCY  FOR THE YEARS  ENDED  DECEMBER  31, 2003 AND
                        2002

PAGES       F-6         CONSOLIDATED  STATEMENTS  OF CASH  FLOWS  FOR THE  YEARS
                        ENDED DECEMBER 31, 2003 AND 2002

PAGES       F-7 - F-24  NOTES  TO  CONSOLIDATED   FINANCIAL   STATEMENTS  AS  OF
                        DECEMBER 31, 2003 AND 2002

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Torbay Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Torbay Holdings, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations and other comprehensive loss, changes in stockholders' deficiency and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Torbay Holdings, Inc. and Subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has a net loss of $874,816, a negative cash flow from operations of $297,004, a working capital deficiency of $856,033 and a stockholders' deficiency of $729,016. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 12. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

/s/ Weinberg & Company, P.A.

Boca Raton, Florida
March 26, 2004

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

                                                                    2003
                                                                ------------
CURRENT ASSETS
 Cash                                                   $             12,387
 Accounts receivable                                                   3,295
 Inventory                                                            37,623
                                                                ------------
     Total Current Assets                                             53,305
                                                                ------------
PROPERTY AND EQUIPMENT - NET                                          24,594
                                                                ------------
OTHER ASSETS

 Intangible assets - net                                              95,628
 Deposits                                                              6,795
                                                                ------------
      Total Other Assets                                             102,423

                                                                ------------

      TOTAL ASSETS                                              $    180,322
                                                                ============
        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                          $    341,925
 Loan payable - officer                                                9,663
 12% convertible debentures                                          507,750
 Note payable                                                         50,000
                                                                ------------
TOTAL CURRENT LIABILITIES                                            909,338

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.0001 par
  value, 20,000,000 shares authorized,
  420,000 shares issued and outstanding                                   42
 Common stock, $.0001 par value,
  100,000,000 shares authorized,
  72,789,155 issued and outstanding.                                   7,278
 Common stock to be issued (3,500,000 shares)                            350
 Additional paid-in capital                                        3,352,853
 Accumulated deficit                                              (3,910,170)
 Accumulated other comprehensive loss                                (20,651)
 Deferred equity based expense                                      (158,718)
                                                                ------------

TOTAL STOCKHOLDERS' DEFICIENCY                                      (729,016)
                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $    180,322
                                                                ============

          See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          AND OTHER COMPREHENSIVE LOSS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                     2003          2002
                                                ------------    ------------

SALES, NET                                      $    137,944    $      3,553

COST OF SALES                                         24,604             513
                                                ------------    ------------

GROSS PROFIT                                         113,340           3,040
                                                ------------    ------------
OPERATING EXPENSES
 Selling                                             118,044          63,245
 Consulting fees                                     112,750         550,562
 Professional fees                                   175,258         181,043
 Directors fees and compensation                      82,480          76,367
 Other general and administrative                    138,359         100,735
                                                ------------    ------------
       Total Operating Expenses                      626,891         971,952
                                                ------------    ------------

LOSS FROM OPERATIONS                                (513,551)       (968,912)
                                                ------------    ------------


OTHER EXPENSES
 Interest and financing costs                        361,265         602,941
                                                ------------    ------------
       Total Other Expenses                          361,265         602,941
                                                ------------    ------------

NET LOSS                                            (874,816)     (1,571,853)

OTHER COMPREHENSIVE LOSS
 Foreign currency translation loss                    (7,994)        (13,105)
                                                ------------    ------------

COMPREHENSIVE LOSS                              $   (882,810)   $ (1,584,958)
                                                                ------------
                                                ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED   $      (0.02)   $      (0.08)
                                                ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING - BASIC AND DILUTED           48,459,281      18,899,861
                                                ============    ============

          See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                             Preferred Stock        Common Stock
                                             Shares    Amount     Shares     Amount
                                           ---------  ---------  ---------  ---------

BALANCE, DECEMBER 31, 2001                        --  $      --  16,400,000     1,640

Issuance of common stock for
cash and warrants exercised                       --         --    935,686         93

Common stock issued for
 placement fee                                    --         --    300,000         30

Issuance of common stock
 issued for professional
 services                                         --         --  1,646,535        165

Common shares issued                              --         --    500,000         50

Amortization of deferred
 consulting expense                               --         --         --         --

Preferred stock issued in
 acquisition of intangible
 assets                                      420,000         42         --         --


ISSUANCE OF COMMON STOCK TO
 SETTLE NOTE PAYABLE                              --         --    833,333         83

Issuance of common stock to
 settle officer loan                              --         --    297,063         30

Stock to be issued for
 computer software and
 service contract                                 --         --         --         --

Beneficial conversion feature
on convertible debentures                         --         --         --         --

Warrants issued as part of
convertible debentures for
financing costs                                   --         --         --         --

Warrants issued to a director                     --         --         --         --

Warrants issued to a
consultant                                        --         --         --         --

Foreign currency translation
loss                                              --         --         --         --

Net loss for the year ended
December 31, 2002                                 --         --         --         --
                                           ---------  ---------  ---------  ---------
Balance, December 31, 2002                   420,000  $      42  20,912,617     2,091


                                           Common Stock To Be    Additional
                                                 Issued           Paid-In     Accumulated
                                           Shares       Amount    Capital       Deficit
                                          ----------  ---------  ----------    -----------

BALANCE, DECEMBER 31, 2001                $  500,000  $      50 $1,128,326 $(1,463,501)

Issuance of common stock for
cash and warrants exercised                        -          -     92,707          -

Common stock issued for
 placement fee                                     -          -     26,970          -

Issuance of common stock
 issued for professional
 services                                          -          -    337,147          -

Common shares issued                        (500,000)       (50)         -          -

Amortization of deferred
 consulting expense                                -          -          -          -

Preferred stock issued in
 acquisition of intangible assets                  -          -     41,958          -


ISSUANCE OF COMMON STOCK TO
 SETTLE NOTE PAYABLE                               -          -     99,917          -

Issuance of common stock to
 settle officer loan                               -          -     35,617          -

Stock to be issued for
 computer software and
 service contract                            539,568         54     64,694          -

Beneficial conversion feature
on convertible debentures                          -          -    500,000          -

Warrants issued as part of
convertible debentures for
financing costs                                    -          -    209,000          -

Warrants issued to a director                      -          -     95,000          -

Warrants issued to a consultant                    -          -     21,000          -

Foreign currency translation loss                  -          -          -          -

Net loss for the year ended
December 31, 2002                                  -          -          - (1,571,853)
                                          ----------  --------- ---------- ----------
Balance, December 31, 2002                $  539,568  $      54 $2,652,336 $(3,035,354)


                                         Accumulated
                                            Other      Deferred
                                        Comprehensive   Equity
                                           Income       Based
                                           (Loss)      Expenses    Total
                                          ----------  --------- ----------

BALANCE, DECEMBER 31, 2001                       448  $ (37,500) $(370,537)

Issuance of common stock for
cash and warrants exercised                       --         --     92,800

Common stock issued for
placement fee                                     --         --     27,000

Issuance of common stock
issued for professional
services                                          --         --    337,312

Common shares issued                              --         --         --

Amortization of deferred
consulting expense                                --     37,500     37,500

Preferred stock issued in
acquisition of intangible
assets                                            --         --     42,000



ISSUANCE OF COMMON STOCK TO
SETTLE NOTE PAYABLE                               --         --    100,000

Issuance of common stock to
settle officer loan                               --         --     35,647

Stock to be issued for
computer software and
service contract                                  --         --     64,748

Beneficial conversion feature
on convertible debentures                         --         --    500,000

Warrants issued as part of
convertible debentures for
financing costs                                   --   (128,959)    80,041

Warrants issued to a director                     --         --     95,000

Warrants issued to a
consultant                                        --         --     21,000

Foreign currency translation
loss                                         (13,105)        --       (13,105)

Net loss for the year ended
December 31, 2002                                 --         --    (1,571,853)
                                          ----------  --------- ----------
Balance, December 31, 2002                   (12,657) $(128,959) $(522,447)

          See accompanying notes to consolidated financial statements.



                                                                                 Common Stock
                                    Preferred Stock         Common Stock         To Be Issued
                                  Shares     Amount     Shares        Amount    Shares       Amount
                                  ------     ------     ------        ------    ------       ------

Common shares issued               --          --       539,568          54    (539,568)         (54)

Issuance of common stock
 for software license              --          --       100,000          10        --           --

Stock issued for consulting
 services                          --          --     1,501,000         150        --           --

Issuance of common stock

 for notes payable
 conversions                       --          --    43,152,637       4,315        --           --

Shares issued for legal
 services                          --          --     1,000,000         100        --           --

Shares issued for option
 exercised for cash                --          --     5,583,333         558        --           --



SHARES TO BE ISSUED FOR
 CONSULTING AND ADVERTISING
 SERVICES                          --          --          --          --     3,500,000          350

Options issued for services        --          --          --          --          --           --

Beneficial conversion
 feature and warrants
 issued as part of
 convertible debentures            --          --          --          --          --           --

Amortization of deferred
interest  and financing
expense                            --          --          --          --          --           --

Foreign currency
translation loss                   --          --          --          --          --           --

Net loss, 2003                     --          --          --          --          --           --
                             ----------  ----------  ----------  ----------  ----------   ----------

BALANCE, DECEMBER 31, 2003      420,000  $       42  72,789,155 $     7,278   3,500,000   $      350
                             ----------  ==========  ==========  ==========  ==========   ==========


                                                             Accumulated
                                                                Other     Deferred
                               Additional                   Comprehensive  Equity
                                Paid-In        Accumulated     Income       Based
                                Capital          Deficit       (Loss)     Expenses       Total
                                -------          -------       ------     --------       -----

Common shares issued               --                --          --           --           --

Issuance of common stock
 for software license             5,990              --          --           --          6,000

Stock issued for consulting
 services                        77,350              --          --           --         77,500

Issuance of common stock


 for notes payable
 conversions                    237,935              --          --           --        242,250

Shares issued for legal
 services                         9,900              --          --           --         10,000

Shares issued for option
 exercised for cash              31,442              --          --           --         32,000



SHARES TO BE ISSUED FOR
 CONSULTING AND ADVERTISING
 SERVICES                        32,150              --          --         (6,000)      26,500

Options issued for services      47,300              --          --        (31,533)      15,767

Beneficial conversion
 feature and warrants
 issued as part of
 convertible debentures         258,450              --          --       (121,185)     137,265

Amortization of deferred
interest  and financing
expense                            --                --          --        128,959      128,959

Foreign currency
translation loss                   --                --        (7,994)        --         (7,994)

Net loss, 2003                     --            (874,816)       --           --       (874,816)
                             ----------     -------------  ----------   ----------   ----------

BALANCE, DECEMBER 31, 2003   $3,352,853    $   (3,910,170) $  (20,651)  $ (158,718)  $ (729,016)
                             ==========    ==============  ==========   ==========   ==========


          See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                                   2003         2002
                                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss                                                                     $  (874,816)  $(1,571,853)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
  Depreciation and amortization                                                    24,414         1,634
  Common stock and warrants issued for services                                    93,500       469,062
  Deferred financing costs and services recognized                                308,491        80,041
  Deferred consulting                                                                --          37,500
  Beneficial conversion feature on convertible debt                                  --         500,000
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable                                       (1,675)       (1,620)
  (Increase) decrease inventory                                                    27,830       (65,453)
  (Increase) decrease prepaid expenses                                             15,748         6,293
  (Increase) decrease deposits                                                     (5,795)         --
    Increase in accounts payable and accrued expenses                             115,299        46,979
                                                                              -----------   -----------
       Net cash used in operating activities                                     (297,004)     (497,417)
                                                                              -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of intangibles                                                          (17,150)       (2,000)
 Purchase of property and equipment                                                (6,868)      (23,245)
                                                                              -----------   -----------
                                                                                            -----------
       Net cash used in investing activities                                      (24,018)      (25,245)
                                                                              -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments under capital leases                                                       --         (14,351)
 Proceeds from issuance of common stock                                            32,000        92,800
 Proceeds from loans payable stockholders                                            --          20,325
 Proceeds from issuance of notes and loans payable                                250,000       500,000
                                                                              -----------   -----------
       Net cash provided by financing activities                                  282,000       598,774
                                                                              -----------   -----------

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH                                        (7,994)      (16,754)
                                                                              -----------   -----------

(DECREASE) INCREASE IN CASH                                                       (47,016)       59,358

BEGINNING OF PERIOD                                                                59,403            45
                                                                              -----------   -----------

CASH - END OF PERIOD                                                          $    12,387   $    59,403
                                                                              ===========   ===========

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

NOTE 1   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     (A) ORGANIZATION AND BUSINESS OPERATIONS
     Torbay Holdings, Inc. ("THI") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.

     In July 1999, THI effected an Agreement and Plan of Reorganization whereby THI acquired all of the issued and outstanding securities of Designer Appliances Limited ("DAL"), a United Kingdom Corporation. As a result of the agreement, DAL became a wholly owned subsidiary of THI. DAL is currently not an operating company.

     On October 26, 1999, THI entered into and consummated a merger agreement whereby THI acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. ("TAC"). The acquisition was accounted for using the purchase method of accounting. At the time of the merger TAC was an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended. THI remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

     On November 10, 2002, THI authorized the purchase of 200 shares (all of the authorized and outstanding shares at the time) of Designer Appliances, Inc. ("DAI"), a Delaware company incorporated June 17, 2002, for a de minimus purchase price and DAI became a wholly owned subsidiary of THI. DAI was acquired to market and sell the Company's products (currently the QUILL mouse, a left-handed and right-handed computer mouse) in North America. Sales of the QUILL mouse commenced in the fourth quarter of 2002.

     (B) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements for 2003 and 2002 include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiaries Designer Appliances Limited and Designer Appliances, Inc. (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

     (C) BASIS OF PRESENTATION

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The basis of accounting differs from that used in the United Kingdom statutory financial statements of DAL. Adjustments are made to translate the statutory financial statements of DAL to conform to accounting principles generally

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     accepted in the United States of America. The financial statements are expressed in United States dollars. The functional currency of DAL is the British pound sterling.

     (D) MANAGEMENT'S ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (E) CASH

     Cash includes cash on deposit at financial institutions.

     (F) INVENTORY

     Inventory is stated at the lower of cost or market using the first-in first-out method. Cost includes expense of freight-in transportation. Inventory consists entirely of finished goods, which include left-handed and right-handed computer mice for sale to customers. The inventory is produced by an overseas vendor using the Company's equipment.

     (G) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years.

     (H) INTELLECTUAL PROPERTY RIGHTS

     The Company capitalizes the costs to acquire intellectual property rights and amortizes them over their estimated useful life of 10 years, commencing in 2003.

     (I) IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews long-lived assets for impairment under Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the years ended December 31, 2003 and 2002, the Company determined that there were no long-lived assets that were impaired.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     (J) REVENUE RECOGNITION

     The Company's products are sold directly over the internet and through distributorships. Products sold over the internet require complete payment via credit card prior to shipment. Products sold through distributors require the distributor to submit a purchase order and payment (according to terms and pricing approved by the Company) prior to shipment. Accordingly, revenues from sales over the internet and through distributors are recognized when the product is shipped as the price has been determined and collectibility has been reasonably assured. Consigned inventory (amounting to less than 2% of the Company's total inventory) is not recognized as revenue until the product has been sold by the consignee.

     The Company provides a warranty on goods for two years from the date of sale. The Company has not established a warranty reserve as of December 31, 2003 or 2002 since the amount is not material based on past experience.

     (K) WEBSITE AND COMPUTER SOFTWARE COSTS

     The Company follows the AICPA's Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), in accounting for its website and software costs. Accordingly, costs to obtain computer software from third parties obtained for internal use are capitalized and amortized over their estimated useful life of 5 years, commencing in 2003. Enhancements to software are amortized over an estimated useful life of 2 years. Costs incurred in operating a website that have no future benefits are expensed in the current period. Costs incurred in operating the website that have a future benefit are capitalized in accordance with SOP 98-1 and amortized over the respective future periods that are expected to benefit from the changes.

     (L) INCOME TAXES

     The Company accounts for income taxes under the Financial Accounting Standard Board ("FASB") SFAS No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     (M) SEGMENTS

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company has only one product consisting of its "Quill Computer Mouse" and does not operate in more than one segment. Accordingly, segment information has not been provided

     (N) FAIR VALUE OF FINANCIAL

     INSTRUMENTS The carrying amounts of certain financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximate their fair value as of December 31, 2003 and 2002 because of the relatively short-term maturity of these instruments.

     (P) FOREIGN  CURRENCY  TRANSLATION

     The functional currency of DAL is the British pound sterling. Financial statements for this entity are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

     (Q)COMPREHENSIVE LOSS

     The Company accounts for comprehensive income (loss) under SFAS No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130
     establishes standards for reporting and the display of comprehensive income and its components. The foreign currency translation gain (loss) resulting from the translation of the financial statements of DAL expressed in British pound sterling to United States dollars is reported as Other Comprehensive Income (Loss) in the statements of operations and as Accumulated Other Comprehensive Income (Loss) in the statement of changes in stockholders' deficiency.

     (R) LOSS PER SHARE

     Basic and diluted loss per common share for all periods presented is computed based on the weighted average number of common shares outstanding during the year as defined by SFAS No. 128, "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect would be anti-dilutive.

     (S) STOCK OPTIONS AND WARRANTS

     The Company accounts for its stock-based employee compensation plans using the intrinsic value based method, under which compensation cost is measured as the excess of the stock's market price at the grant date over the amount an employee must pay to acquire the stock. Stock

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     options and warrants issued to non-employees are accounted for using the fair value based method, under which the expense is measured as the fair value of the security at the date of grant based on the Black-Scholes pricing model.

     (T) RECLASSIFICATIONS

     Certain amounts from prior periods have been reclassified to conform to the current year presentation.

     (U) ADVERTISING

     The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over the expected period of future benefits. Advertising and marketing expense included in the statement of operations for the years ended December 31, 2003 and 2002 was $94,557 and $63,192, respectively.

     (V) RECENT ACCOUNTING PRONOUNCEMENTS

     In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

     Interpretation No. 46, as revised, applies to small business issuers no later than the end of thefirst reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of Statement 150 are consistent with the existing definition of liabilitiesin FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

     The implementation of these recent accounting pronouncements is not expected to have a significant effect on the Company's consolidated financial statements presentation.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002


NOTE 2 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During the year ended December 31, 2003, a portion of the notes payable in the amount of $242,250 was converted into 43,152,637 shares of common stock.

     During 2002, the Company received approval for the previously acquired British patent rights on intellectual property. Pursuant to the asset acquisition agreement, the Company issued in April 2002 an additional 200,000 Series 1 Convertible Preferred Shares valued at $20,000, which is included as an intangible asset and in preferred stock.

     During 2002, the Company issued 833,333 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle a $100,000 note payable. No gain or loss was recognized on the transaction.

     During 2002, the Company issued 297,063 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle $35,647 of an officer loan. No gain or loss was recognized on the transaction.

     During 2002, the Company entered into an agreement to acquire a software license agreement with an estimated useful life of three years and one-year maintenance contract in exchange for 539,568 common shares to be issued. The shares were valued for financial accounting purposes at $.12 per share based on the closing price on the effective date of the agreement for an aggregate value of $64,748, which the Company allocated $53,957 to the software license agreement and $10,791 to the maintenance contract.

     During 2002, the Company issued 500,000 shares of common stock for consulting services to be rendered. Per the agreement, the shares were valued based on the average closing price of the Company's stock during the month preceding the effective date of the agreement for an aggregate value of $86,250. The Company recognized $75,000 as an expense and $11,250 as a prepaid expense in 2002.

     During 2002, the Company issued warrants to acquire an aggregate of 1,500,000 shares of the Company's common stock having an aggregate value of $209,000, of which, $128,959 and 80,041 was recognized during the year ended December 31, 2003 and 2002.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002


NOTE 3 PROPERTY AND EQUIPMENT

     Property and equipment as of
      December 31, 2003 consisted of the following:
       Manufacturing equipment                                 $    20,000
       Computer equipment                                            5,889
       Office equipment                                              6,748
                                                               -----------
                                                                    32,637
       Less accumulated depreciation                                (8,043)
                                                               -----------
                                                               $    24,594
                                                               ===========

Depreciation expense for the years ended December 31, 2003 and 2002 was $4,935 and $1,634, respectively.

NOTE 4    INTANGIBLE ASSETS

     In 2001, the Company entered into a purchase agreement to acquire intellectual property rights, software and know-how to a computer mouse in exchange for preferred stock having an aggregate fair value of $42,000. Also in 2002, the Company paid $2,000 to protect the intellectual property rights (see Note 11(A)).

     In 2002, the Company entered into an agreement to acquire computer software and licenses for a website in exchange for common stock having an aggregate fair value of $53,957 (see Note 11(B)).

     During 2003, the Company incurred costs of $17,150 for the development of software enhancements.

     The intellectual property rights and software licenses are amortized over 10 years. The software enhancements are being amortized over two years. Amortization commenced in 2003 and the amortization expense recorded in the statement of operations was $19,479 for 2003. The estimated annual future amortization expense of intangible assets is as follows:

                   2004                                          $  18,370
                   2006                                          $  14,084
                   2007                                          $   9,796
                   2008                                          $   9,796
                   2009 and thereafter                           $  43,582

NOTE 5    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

               The following schedule reflects accounts payable
                 and accrued expenses as of December 31, 2003:
                   Accounts payable                            $   214,070
                   Accrued interest payable                         84,441
                   Other accrued liabilities                        43,414
                                                               -----------
                                                               $   341,925
                                                               ===========

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

NOTE 6   LOAN PAYABLE - OFFICER

     The Company has received advances from an officer who provided funding for working capital requirements used to pay operating expenses incurred by the Company. During 2002, $35,647 of this payable was converted into 297,063 shares of the Company's common stock. The advances are non-interest bearing and due on demand. As of December 31, 2003 and 2002, $9,663 was due to this officer.

NOTE 7   12% CONVERTIBLE DEBENTURES

     On May 15, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% convertible debentures in two traunches of $250,000 each. The debentures bear interest at a rate of 12% per annum, payable either quarterly or at the time of conversion in common stock or cash at the option of the Purchasers. On May 15, 2002, the Company received the first traunche of $250,000. On August 21, 2002, the agreement was amended whereby the Company received $55,000 of the second traunche on August 21 with the balance of $195,000 to be received by the Company within five business days following the effective date of the registration statement filed to register the common shares discussed in the fourth paragraph of this Note. The remaining $195,000 (net of legal and consulting fees of $56,250) was received on December 10, 2002. Interest expense on the debentures, in the amount of $22,900, was accrued and charged to operations for the year ended December 31, 2002.
     As part of the agreement, the Purchasers received three-year term warrants to purchase 3 shares of the Company's common stock for each $1.00 invested, exercisable at $.05 per share. The fair value of the warrants issued in May, August and December amounted to $111,000, $10,000 and $88,000, respectively, using the Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions: dividend yield of zero, expected volatility of 258%, 167% and 413%, risk-free interest rate of 4%, 3% and 3%, respectively, and an expected life of three years. Accordingly, an aggregate of $128,959 and $80,041 has been recognized as interest and financing costs for the years ended December 31, 2003 and 2002, respectively. The debentures are convertible into shares of common stock at the lesser of $0.05 per share or the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion date discounted by 50%. Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company has expensed as interest and financing costs the excess of the fair market value of the common stock at the debenture issuance date over the conversion price which amounted to an aggregate of $500,000 (limited to total equity raised) and has been included in additional paid-in capital for the year ended December 31, 2002.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     The Company has reserved 28,000,000 shares of authorized but un-issued common stock for issuance to the convertible debenture holders upon exercise in full of the entire principal amount of $500,000 plus the accrued interest upon conversion into shares of common stock. The Company will also, on a best efforts basis, register 200% of the shares of common stock underlying the warrants to be issued and the shares of common stock into which the convertible debentures may be converted.

     During the second and third quarters of 2003, the Company received $110,000 and $140,000, respectively, pursuant to a debenture offering to various investors. The debentures bear interest at 12% per year and interest is payable, at the option of the holder, either quarterly or at the time of conversion. They are convertible at the lesser of a 50% discount to fair market value or $0.05 and are due in one year. As a result of the conversion provision, the Company has recorded a beneficial conversion feature of $250,000, which is being amortized over the term of the notes. Additionally, the Company issued 500,000 common stock purchase warrants. The warrants are exercisable at $0.03 per share for a period of five years. These warrants have been valued at $8,450 in the aggregate and this amount is being amortized over the term of the notes. Accordingly, an aggregate of $137,265 has been recognized as interest and financing costs and an aggregate of $121,185 has been recorded as deferred financing costs (which shall be amortized over the remaining life of the convertible debentures for the year ended December 31, 2003).

     The Convertible Debentures contained a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. The amount attributable to the beneficial conversion feature will be recorded as a discount on the debt, deferred and amortized over the life of the convertible debenture as interest expense in accordance with paragraph 19 of EITF 00-27.

     Certain of the Company's debentures came due during the second and third quarters of 2003. The Company had previously received a five-month extension of the maturity date of the debentures issued on May 15, 2002, to October 16, 2003. During the year ended December 31, 2003, certain of the May 15, 2002 debentures were converted into common stock (See Note 11(B)). The remaining outstanding balance of $7,750 of these debentures has not been paid. Also, the debentures due on August 21, 2003 and December 10, 2003 were not paid at maturity. Because of the non-payment of the August debentures at maturity, all of the debentures issued in 2002 are in default as of December 31, 2003.

     On February 17, 2004, the Company and the debenture holders entered into a Redemption and Settlement Agreement and Mutual General Release (the "Settlement"). In accordance with the

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     Settlement, all of the outstanding debentures and related warrants will be redeemed by the Company. The redemption will be consummated pursuant to the issuance by the Company of 6,000,000 shares of common stock to the debenture holders, plus $200,000 in cash, payable in monthly installments of $16,667 commencing May 1, 2004.
     The debentures are secured by a security agreement under which the Company pledged substantially all of its assets, including goods, fixtures, equipment, inventory, contract rights, and receivables. The following schedule reflects convertible debentures as of December 31, 2003 (in order of original issue date):

                                                                                    2003
                                                                                  ----------

     12% convertible debenture, interest payable quarterly, due                   $    7,750
      October 16, 2003 (net of conversions of $242,250 See Note 11(B))

     12% convertible debenture, interest payable quarterly, due
      August 21, 2003                                                                 55,000

     12% convertible debenture, interest payable quarterly, due
      December 10, 2003                                                              195,000

     12% convertible debenture, interest payable quarterly, due
      April 16, 2004                                                                  50,000

     12% convertible debenture, interest payable quarterly, due
      May 15, 2004                                                                    25,000

     12% convertible debenture, interest payable quarterly, due
      June 20, 2004                                                                   35,000

     12% convertible debenture, interest payable quarterly, due
      July 18, 2004                                                                  140,000
                                                                                  ----------

         Total                                                                    $  507,750
                                                                                  ==========

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

NOTE 8 NOTE PAYABLE

     Note payable consists of a $50,000 note due to an individual that is non-interest bearing, convertible to shares of common stock at $1.50 per share, unsecured, and was due March 23, 2003. This note is currently being renegotiated.

NOTE 9 INCOME TAXES

      The United States parent company and its United States subsidiary and its United Kingdom subsidiary file separate income tax returns. Income tax expense (benefit) for the years ended December 31, 2003 and 2002 is summarized as follows:

                                                 2003          2002
                                               --------      ---------
               Current:
                    Federal                    $      -      $       -
                    State                             -              -
                    Foreign                           -              -

               Deferred:
                    Federal and State                 -              -
                    Foreign                           -              -
                                               ---------     ---------
               Income tax expense (benefit)    $      -      $       -
                                               =========     =========

     The United States parent company and its United States subsidiary's tax expense differs from the "expected" tax expense for the years ended December 31, 2003 and 2002 (computed by applying U.S. Federal Corporate tax rate of 34 percent to income before taxes), as follows:

                                                 2003          2002
                                              ---------     ----------
        Computed "expected"
         tax expense (benefit)                $(302,710)    $ (527,708)

        Effect of non-deductible items           92,556              -

        Effect of unused net
         operating loss carryforwards           210,154        527,708
                                              ---------     ----------
                                              $       -     $        -
                                              =========     ==========

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets for the United States parent company and its United States subsidiary at December 31, 2003 and 2002 are as follows:

                                                2003            2002
                                              ---------       --------
       Deferred tax assets:
            Net operating loss carryforwards  $ 910,929      $ 700,775
            Less valuation allowances          (910,929)      (700,775)
                                              ---------      ---------

       Net deferred tax assets                $       -      $       -
                                              =========      =========

     As of December 31, 2003, the United States parent company and its United States subsidiary had net operating loss carry forwards of approximately $2,679,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2023. The valuation allowance as of December 31, 2003 was $910,929. The net change in the valuation allowance during the year ended December 31, 2003 was an increase of $210,154.

     The United Kingdom subsidiary has also incurred substantial net operating losses in prior years which result in no income tax expense or (benefit) for the years ended December 31, 2003 and 2002. The subsidiary's available net operating loss carry forward of approximately $522,000 results in a deferred tax asset of $157,720 (computed by applying the United Kingdom tax rate of 30%) which has been fully offset by a valuation allowance. The United Kingdom subsidiary is currently not an operating company.

NOTE 10 COMMITMENTS AND CONTINGENCIES

     (A) COMMITMENTS AND CONTINGENCIES

     The Company conducts its operations from facilities occupied pursuant to a lease that commenced in October 2003 and expires on October 31, 2006. The Company also pays the lease for an apartment occupied by an officer. Such occupancy is for the benefit of the Company. The apartment lease commenced in December 2003 and expires December 31, 2004. Future minimum lease payments are as follows:

                          Year Ending           Amount

                             2004             $  44,355
                             2005                21,064
                             2006                18,136

     Rent expense included in the statement of operations for the years ended December 31, 2003 and 2002 was $14,060 and $11,485, respectively


         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     (B) ROYALTIES

     The Company is required to pay royalty payments at a rate of $3 per copy of certain software that is distributed in any manner. The minimum royalties are $500 for the second quarter of 2003, $1,000 for the third quarter for 2003, $2,000 for the fourth quarter of 2003 and $3,000 per quarter thereafter. The term of the agreement is perpetual provided the Company continues to pay the royalty payments within 120 days after the end of each quarter and abides by the other terms of the agreement. During the year ended December 31, 2003, the Company recorded the minimum royalties expense of $3,500. (See Note 11 (B)).

NOTE 11  STOCKHOLDERS' DEFICIENCY

     (A) PREFERRED STOCK

     The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series is $.0001. Each preferred share is convertible into ten shares of common stock of the Company. Each share of the Series 1 stock is entitled to one vote on all matters on which such stockholders were lawfully entitled to vote and were not entitled to receive dividends.

     In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 convertible preferred shares. The agreement also called for the issuance of an additional 200,000 shares of Series 1 convertible preferred shares upon the Company receiving an approval for the United Kingdom patent rights to the QUILL, which was granted in January 2002. These preferred shares will convert 1:10 into 4,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 420,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $42,000, of which $20,000 and $22,000 was recognized in 2002 and 2001, respectively. The 420,000 preferred shares were issued on April 22, 2002 (See Note 4).


         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     (B) COMMON STOCK

     On August 1, 2003, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares from 120,000,000 shares (100,000,000 of common and 20,000,000 of preferred) to 520,000,000  shares  (500,000,000 of common and 20,000,000 of preferred) subject to shareholder approval. The shareholder vote has not yet been scheduled.

     On February 5, 2003, the Company entered into a two-month non-exclusive agreement with a consultant to provide strategic planning services. The agreement called for the consultant to receive up to 2,000,000 shares whereby 1,251,000 shares of S-8 registered shares were issued upon the effective date of the agreement for the initial period. This agreement expired on April 4, 2003 and has not been extended. The 1,251,000 shares were issued on February 5, 2003 and valued for financial accounting purposes at $62,500, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings. On

     February 6, 2003, the Company entered into a one-year non-exclusive agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive 250,000 shares of restricted common stock upon the effective date of the agreement for the initial period. The 250,000 shares were valued for financial accounting purposes at $15,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings, and were issued in the second quarter of 2003. The consultant is entitled to an additional 500,000 shares upon the consultant identifying and introducing and the Company closing on agreements with European community contacts. This agreement terminated in February 2004 and there is no other amount owed.

     On February 7, 2003, the Company entered into an agreement whereby the Company received the exclusive license of software named NIB Version 1.0, which automatically actuates contextual menus in computer programs without the need to use or click a computer mouse button. In consideration, the Company issued 100,000 shares of common stock valued for financial accounting purposes at $6,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings. On

     April 21, 2003, the Company entered into an agreement with a consultant whereby the consultant agreed to analyze and provide advice and introductions as to both short and long-term strategic business plans, business development, marketing and communications. In consideration, the Company has agreed to issue 3,000,000 shares of common stock valued for financial accounting purposes at $24,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings, of which $18,000 has been recognized as consulting expense and $6,000 has been included in equity as deferred equity

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     based expense. The chief executive officer has rendered 3,000,000 freely trading shares of his common stock that were transferred to the consultant. These shares are to be repaid to the chief executive officer and are reflected as to be issued as of December 31, 2003.

     On June 5, 2003, the Company finalized an agreement through which the Company is to receive a media package. The consideration includes 500,000 shares of common stock to be issued as of December 31, 2003 having an aggregate fair market value of $8,500 (based on the closing trading price on the date the agreement was finalized) for advertising communication costs. The expense related to the shares was recognized the first time the advertising occurred, which was in August 2003.

     During April 2003, the Company issued 1,000,000 shares of common stock, valued for financial accounting purposes at $10,000, the fair market value of the common stock, as consideration for legal services.

     During June 2003, the Company issued 583,333 shares of restricted common stock for options exercised for cash proceeds of $7,000.

     During the year ended December 31, 2003, an aggregate of $242,250 of the notes payable issued on May 15, 2002 were converted into 43,152,637 shares of common stock. The aggregate amounts converted and average conversion price per share during each month is as follows: January - $20,000 at $.0169; February - $10,000 at $.0145; March - $30,000 at $.0079; April -
     $16,050 at $.0035; May - $29,200 at $.0043; June - $21,500 at $.0053; July
     - $30,100 at $.0057;  August - $25,800 at $.0058;  September  - $21,500 at
     $.0058; October - $34,100 at $.0047, and November - $4,000 at $.0031.

     In September 2003, the Company granted options to purchase an aggregate of 5,000,000 shares of common stock to two individuals in exchange for services rendered and to be rendered. The options had an exercise price of $.005 per share and were exercisable ninety days from grant date. The fair value of these options is $47,300, of which $15,767 has been expensed and $31,533 has been deferred. The value has been determined using the Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions: dividend yield of zero, expected volatility of 178%, risk-free interest rate of 3.5 and an expected life of three months. During the fourth quarter of 2003, the options were exercised and the Company issued 5,000,000 share of common stock for proceeds of $25,000. During 2002, the Company entered into an agreement to acquire a software license agreement with an estimated useful life of three years and one-year maintenance contract in exchange for 539,568 common shares to be issued. The shares were valued for financial accounting purposes

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     at $.12 per share based on the closing price on the effective date of the agreement for an aggregate value of $64,748, which the Company allocated $53,957 to the software license agreement and $10,791 to the maintenance contract.

     During 2002, the Company received an aggregate of $47,800 for the purchase of shares under an option agreement effective October 29, 2002.

     On October 17, 2002, the Company authorized the issuance of an aggregate of 1,085,535 common shares for services rendered by several individuals (of which 856,963 shares were to two officers) valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $227,962, which was recognized as an expense during 2002.

     On October 23, 2002, the Company entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and (2) design, develop and market a website for the Company. In return, the consultant shall receive for each month: (1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock of the Company and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. Payments shall be made quarterly and 500,000 common shares shall be issued upon execution of the agreement. The commencement date of this contract has been delayed as the Company contends the services have not yet begun.

     In May 2002, the Company issued 40,000 shares of common stock for $5,000.

     In May 2002, the Company issued 300,000 common shares having a fair value of $27,000 as a consultant fee in connection with the convertible debentures issued in May 2002 (See Note 6). In March 2002, a $100,000 long-term note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

     In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000 in exchange for a subscription receivable. The Company received the $40,000 during the second quarter of 2002.

     In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

     In January 2002, the Company issued 61,000 shares of common stock for services having a fair value of $23,100.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANICIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

     (C) WARRANTS

     Pursuant to the Settlement described in Note 7, all warrants issued in connection with the debentures will be cancelled (See Note 13).

NOTE 12 GOING CONCERN

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has a net loss of $874,816, a negative cash flow from operations of $297,004, a working capital deficiency of $856,033 and a stockholders' deficiency of $729,016. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans include obtaining additional financing for which they are currently in active negotiations with several financing institutions and increasing sales of the Quill computer mouse.

NOTE 13  SUBSEQUENT EVENTS

     During February 2004, the Company issued options to acquire 5,000,000 shares of common stock for services rendered. These options were exercised in February 2004. Proceeds to the Company were $40,000.

     On February 17, 2004, the Company and the debenture  holders  described in
     Note 7 entered into a Redemption and Settlement Agreement and Mutual General Release (the "Settlement"). In Accordance with the Settlement, all of the outstanding debentures and related warrants will be redeemed by the Company. The redemption will be consummated pursuant to the issuance by the Company of 6,000,000 shares of common stock to the debenture holders, plus $200,000 in cash, payable in monthly installments of $16,667 commencing May 1, 2004.

         See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS
 Cash                                                                                          $    21,755
 Prepaid expense                                                                                    19,000
 Inventory                                                                                           3,261
                                                                                               -----------
     Total Current Assets                                                                           44,016
                                                                                               -----------

PROPERTY AND EQUIPMENT - NET                                                                        24,157
                                                                                               -----------

OTHER ASSETS
 Intangible assets - net                                                                           100,288
 Deposits                                                                                            6,795
 Deferred loan costs                                                                                 4,550
 Deferred charges                                                                                    5,000
                                                                                               -----------
     Total Other Assets                                                                            116,633
                                                                                               -----------

TOTAL ASSETS                                                                                   $   184,806
                                                                                               ===========
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                                                         $   276,686
 Settlement payable                                                                                110,823
 Notes payable                                                                                     102,020
                                                                                               -----------
     Total Current Liabilities                                                                     489,529
Common stock subscribed                                                                             50,000
                                                                                               -----------
TOTAL LIABILITIES                                                                                  539,529
                                                                                               -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.0001 par value, 20,000,000 shares authorized, 420,000 issued
   and outstanding                                                                                      42
 Common stock, $.0001 par value, 100,000,000 shares authorized, 88,948,487
  shares issued and outstanding                                                                      8,895
 Common stock to be issued (500,000 shares)                                                             50
 Additional paid-in capital                                                                      3,859,963
 Accumulated deficit                                                                            (4,122,769)
 Accumulated other comprehensive loss                                                              (22,126)
 Deferred equity based expense                                                                     (78,778)
                                                                                               -----------

TOTAL STOCKHOLDERS' DEFICIENCY                                                                    (354,723)
                                                                                               -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                 $   184,806
                                                                                               ===========

     See accompanying notes to condensed consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND OTHER COMPREHENSIVE INCOME (LOSS)
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                           For the Three       For the Three       For the Nine        For the Nine
                                                           Months Ended        Months Ended        Months Ended        Months Ended
                                                           September 30,       September 30,       September 30,       September 30,
                                                               2004                2003                2004                2003
                                                           ------------        ------------        ------------        ------------
SALES, NET                                                 $     37,887        $     54,524        $    197,424        $     98,151

COST OF SALES                                                    18,961              18,594              64,693              38,653
                                                           ------------        ------------        ------------        ------------

GROSS PROFIT                                                     18,926              35,930             132,731              59,498
                                                           ------------        ------------        ------------        ------------

OPERATING EXPENSES
 Selling                                                         21,800              28,184              95,112              83,039
 Consulting fees                                                     --               6,000               6,300             106,750
 Professional fees                                               16,037              47,499              71,850             137,793
 Compensation                                                    29,399              24,733              72,409              57,164
 Other general and administrative                                57,403              24,869             176,307              70,766
                                                           ------------        ------------        ------------        ------------
       Total operating expenses                                 124,639             131,285             421,978             455,512
                                                           ------------        ------------        ------------        ------------

LOSS FROM OPERATIONS                                           (105,713)            (95,355)           (289,247)           (396,014)
                                                           ------------        ------------        ------------        ------------

OTHER INCOME (EXPENSE)
 Interest and financing costs                                    (3,423)           (117,056)           (182,152)           (266,181)
 Gain on extinguishment of debt, net                                 --                  --             243,800                  --
 Cancellation of stock issued for consulting fees                    --                  --              15,000                  --
                                                           ------------        ------------        ------------        ------------
       Total other income (expense)                              (3,423)           (117,056)             76,648            (266,181)
                                                           ------------        ------------        ------------        ------------

NET LOSS                                                       (109,136)           (212,411)           (212,599)           (662,195)

OTHER COMPREHENSIVE INCOME/(LOSS)
 Foreign currency translation income (loss)                         551              (1,165)             (1,475)               (333)
                                                           ------------        ------------        ------------        ------------

COMPREHENSIVE LOSS                                         $   (108,585)       $   (213,576)       $   (214,074)       $   (662,528)
                                                           ============        ============        ============        ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED              $         --        $         --        $         --        $      (0.02)
                                                           ============        ============        ============        ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
 - BASIC AND DILUTED                                         89,443,596          56,309,221          86,662,944          40,258,672
                                                           ============        ============        ============        ============


     See accompanying notes to condensed consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                                                     2004              2003
                                                                                   ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                          $(212,599)       $(662,195)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                       27,974           17,024
  Amortization of loan costs                                                             650               --
  Gain on extinguishment of debt, net                                               (243,800)              --
  Common stock and warrants issued for services                                          300          108,000
  Deferred equity based costs recognized                                             192,180          186,944
  Financing costs - shares sold below market value                                    48,258               --
  Cancellation of shares issued for services                                         (15,000)              --
 Changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable                                         3,295           (3,550)
    Decrease in inventory                                                             34,362           20,469
    (Increase) decrease in prepaid expenses                                          (19,000)          12,948
    Increase in accounts payable and accrued expenses                                 26,818           58,793
                                                                                   ---------        ---------
       Net cash used in operating activities                                        (156,562)        (261,567)
                                                                                   ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of intangibles                                                             (26,750)              --
 Purchase of property and equipment                                                   (5,447)         (11,150)
                                                                                   ---------        ---------
       Net cash used in investing activities                                         (32,197)         (11,150)
                                                                                   ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock                                              186,940            7,000
 Common stock subscribed                                                              50,000               --
 Principal payments on settlement payable                                            (79,158)              --
 Proceeds from issuance of notes and loans payable                                    52,020          250,000
 Loan and stock subscription costs                                                   (10,200)              --
                                                                                   ---------        ---------
       Net cash provided by financing activities                                     199,602          257,000
                                                                                   ---------        ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                               (1,475)            (333)
                                                                                   ---------        ---------

INCREASE (DECREASE) IN CASH                                                            9,368          (16,050)

CASH - BEGINNING OF PERIOD                                                            12,387           59,403
                                                                                   ---------        ---------

CASH - END OF PERIOD                                                               $  21,755        $  43,353
                                                                                   =========        =========

Interest paid                                                                      $   4,175        $      --
                                                                                   =========        =========



     See accompanying notes to condensed consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      (A) BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiaries, Designer Appliances Limited and Designer Appliances, Inc. (collectively, the "Company"). These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods have been included. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The accompanying condensed consolidated financial statements and the information included under the heading "Management's Discussion and Analysis" should be read in conjunction with the Company's audited consolidated financial statements and related notes included in the Company's Form 10-KSB for the year ended December 31, 2003.

      (B) USE OF ESTIMATES

      The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (C) LOSS PER SHARE

      Basic and diluted loss per common share for all periods presented is computed based on the weighted average number of common shares outstanding during the periods presented as defined by SFAS No. 128, "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized for the three and nine months ended September 30, 2004 and 2003 since the Company sustained losses during these periods and the effect would be anti-dilutive. There were 5,000,000 common stock equivalents issued and exercised in February 2004. There were no common stock equivalents outstanding at September 30, 2004.

      (D) STOCK OPTIONS AND WARRANTS

      The Company accounts for its stock-based employee compensation plans using the intrinsic value based method, under which compensation cost is measured as the excess of the stock's market price at the grant date over the amount an employee must pay to acquire the stock. Stock options and warrants issued to non-employees are accounted for using the fair value based method, under which the expense is measured as the fair value of the security at the date of grant based on the Black-Scholes pricing model. The Company had no options or warrants outstanding at September 30, 2004.

      (E) RECLASSIFICATIONS

      Certain items have been reclassified in prior period statements to conform to the current period presentation. For the three months ended September 30, 2004 and 2003, $10,993 and $9,453, respectively, representing shipping, amortization and warranty costs, have been classified as cost of sales, rather than operating expenses. For the nine months ended September 30, 2004 and 2003 these costs were $29,228 and $20,932, respectively. Also, travel and entertainment expenses have been reclassified from other general and administrative expenses to selling expenses.

      (F) RECENT ACCOUNTING PRONOUNCEMENTS

      In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting Bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB 105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate.

      The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on the financial statements.

NOTE 2 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

      During the nine months ended September 30, 2004, the Company reached a settlement to retire its remaining 12% convertible debentures aggregating $507,750 and related accrued interest of $92,057 in exchange for the issuance of 6,000,000 shares of common stock having a fair value of $162,000, and $200,000 in cash, payable in monthly installments of $16,667, with a present value of $189,981, commencing May 1, 2004. Accordingly, the Company has recorded a gain of $247,826 related to the extinguishment (see Note 4). In February 2004, the Company granted options to purchase an aggregate of 5,000,000 shares of common stock to two individuals in exchange for services to be rendered through August 1, 2005. The fair value of these options is $112,240. This amount has been deferred and is being amortized over the life of the services agreement (see Note 6). During April 2004, the Company issued 161,050 shares of common stock to an officer to settle a payable to him of $9,663. The shares were issued at a discount to market value and the Company has recorded a loss on extinguishment of debt of $4,026 (see Note 6). During the nine months ended September 30, 2003, an aggregate of $204,150 of the notes payable issued on May 15, 2002 were converted into 34,578,006 shares of common stock (see Note 6).

NOTE 3 INTANGIBLE ASSETS

      During the nine months ended September 30, 2004, the Company incurred costs of $26,750 for the development of new software applications. Intellectual property rights and software licenses are being amortized over ten and five years, respectively. Software enhancements are being amortized over two years. Amortization commenced in 2003 and amortization expense for the nine months ended September 30, 2004 and 2003 was $22,090 and $13,537, respectively. Amortization expense for the three months ended September 30, 2004 and 2003 was $8,910 and $5,942, respectively. The amortization expense has been included in cost of sales.

NOTE 4 12% CONVERTIBLE DEBENTURES

      On February 17, 2004, the Company and the debenture holders entered into a Redemption and Settlement Agreement and Mutual General Release (the "Settlement"). In accordance with the Settlement, all of the outstanding debentures and related warrants were redeemed by the Company. The Company issued 6,000,000 shares of common stock having a fair value of $162,000, to the debenture holders, and agreed to pay $200,000 in cash in monthly installments of $16,667 commencing May 1, 2004. The Company has recorded a gain of $247,826 related to the extinguishment.

NOTE 5 NOTES PAYABLE

      During August 2004, the Company received $52,020 pursuant to a loan term sheet. The principal balance bears interest at the prevailing one month LIBOR, plus 3% (currently 4.12%) and matures in one year. The loan is secured by 1,700,000 shares of common stock. The collateral shares have been provided by a stockholder of the Company. The Company incurred costs of $5,200 in connection with obtaining this financing. This amount is being amortized over the one year term of the loan.

NOTE 6 STOCKHOLDERS' DEFICIENCY

      During February and March 2004, the Company issued 6,000,000 shares of common stock in connection with the retirement of its 12% convertible debentures payable described in Note 4.

      In February 2004, the Company granted options to purchase an aggregate of 5,000,000 shares of common stock to two individuals in exchange for services to be rendered through August 1, 2005. The options had an exercise price of $.008 per share and had a life of ninety days from grant date. The fair value of these options is $112,240. This amount has been deferred and is being amortized over the life of the services agreement (seventeen months). The value has been determined using the Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions: dividend yield of zero, expected volatility of 178%, risk-free interest rate of 3.5% and an expected life of three months. The options were exercised in February 2004 and cash proceeds of $40,000 were received by the Company.

      During March 2004, the Company sold 202,614 shares of common stock for cash proceeds of $17,000. The cash was received in March and the shares were issued in April. The shares were sold at a discount to market value, and a financing cost related to the discount of $4,013 has been recognized.

      During July 2004, the Company sold 37,500 shares of common stock for cash proceeds of $3,000.

      During August 2004 the Company received $50,000 pursuant to a stock subscription. Upon closing, the purchasers will be issued common stock at 60% of the average closing bid price on the five trading days prior to closing. Additionally, the purchasers will receive 1,000,000 common stock purchase warrants. 500,000 warrants will have an exercise price of $0.08 per share and 500,000 warrants will have an exercise price of $0.12 per share. The warrants will expire December 31, 2008.

      During April and May 2004, the Company sold 2,005,168 shares of common stock for cash proceeds of $126,940. The shares were sold at a discount to market value, and a financing cost related to the discount of $44,245 has been recognized.

      During April 2004, the Company issued 161,050 shares of common stock to settle a payable to an officer in the amount of $9,663. The shares were issued at a discount to market value and the Company has recorded a loss on extinguishment of debt of $4,026.

      During the three months ended March 31, 2004 the Company issued 3,000 shares of common stock, valued at $300, for services rendered.

      The Company has deferred costs related to the issuance of options for services to be rendered through July 2005. During the nine months ended September 30, 2004, the Company has expensed $64,995 of these costs and $78,778 remains deferred at September 30, 2004.

      On February 5, 2003, the Company entered into a two-month non-exclusive agreement with a consultant to provide strategic planning services. The agreement called for the consultant to receive up to 2,000,000 shares whereby 1,251,000 shares of S-8 registered shares were issued upon the effective date of the agreement for the initial period. This agreement expired on April 4, 2003, and has not been extended. The 1,251,000 shares were issued on February 5, 2003, and valued for financial accounting purposes at $62,500, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings.

      On February 6, 2003, the Company entered into a one-year non-exclusive agreement with a consultant to provide strategic planning services. Under the agreement, the consultant received 250,000 shares of restricted common stock upon the effective date of the agreement for the initial period. The 250,000 shares were valued for financial accounting purposes at $15,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings, and were issued in the second quarter of 2003. This agreement terminated in February 2004 and there is no other amount owed. Additionally, the parties agreed to cancel the 250,000 shares originally issued in 2003 and the Company recorded a credit of $15,000 in other income in February 2004.

      On February 7, 2003, the Company entered into an agreement whereby the Company received the exclusive license of software named NIB Version 1.0, which automatically actuates contextual menus in computer programs without the need to use or click a computer mouse button. In consideration, the Company issued 100,000 shares of common stock valued for financial accounting purposes at $6,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings.

      During the nine months ended September 30, 2003, an aggregate of $204,150 of the notes payable issued on May 15, 2002 were converted into 34,578,006 shares of common stock. The aggregate amounts converted and average conversion price per share during each month is as follows: January - $20,000 at $.0169; February - $10,000 at $.0145; March - $30,000 at
      $.0079; April - $16,050 at $.0035; May - $29,200 at $.0043; June - $21,500
      at $.0053; July - $30,100 at $.0057; August - $25,800 at $.0058; and
      September - $21,500 at $.0058.

      On April 21, 2003, the Company entered into an agreement with a consultant whereby the consultant is to analyze and provide advice and introductions as to both short and long-term strategic business plans, business development, marketing and communications. In consideration, the Company has agreed to issue 3,000,000 shares of common stock valued for financial accounting purposes at $24,000 (the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings), of which $6,000 has been recognized as consulting expense and $18,000 has been included in equity as deferred equity based expense. The chief executive officer has made available 3,000,000 shares of his common stock to be transferred to the consultant. These shares were repaid to him in 2004.

      During April 2003, the Company issued 1,000,000 shares of common stock, valued for financial accounting purposes at $10,000, the fair market value of the common stock, as consideration for legal services.

      During June 2003, the Company issued 583,333 shares of restricted common stock for options exercised for cash proceeds of $7,000.

NOTE 7 GOING CONCERN

      The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss of $212,599 and a negative cash flow from operations of $156,562 for the nine months ended September 30, 2004 and a working capital deficiency of $445,513 and a stockholders' deficiency of $354,723 as of September 30, 2004. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds to finance its operations. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      Management's plans include obtaining additional financing for which they are currently in active negotiations with several financing institutions and increasing sales of the Quill computer mouse and related software products.

================================================================================

You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate on the date of this document. This document may be used only where it is legal to sell these securities.

                                ----------------

                                TABLE OF CONTENTS

                                                    Page
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Determination of Offering Price.................

Selling Stockholders............................

Business........................................
Description of Property.........................
Selected Financial Data.........................
Management's Discussion and Analysis of
Financial Condition and Results of
Operations......................................
Legal Proceedings...............................
Security Ownership of Certain
Beneficial Owners and Management................
Directors and Executive Officers, Promoters
And Control Persons.............................
Executive Compensation..........................
Certain Relationships and Related Party
Transactions....................................
Plan of Distribution............................
Desciption of Securities........................
Market Price Of and Dividends On Our
Common Equity and Related Stockholder
Matters..........................
Supplementary Financial Information.............
Legal Proceedings...............................
Changes and Disagreements with Accountants......
Indemnification of Directors and Officers.......
Legal Matters...................................
Experts.........................................
Financial Statements............................

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Directors And Officers

      Pursuant to Section 11.1 of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 25.  Other Expenses Of Issuance And Distribution

Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

          SEC Registration Fee                        $215.62

          Legal Fees and Expenses                     *

          Accountants' Fees and Expenses              *

          Miscellaneous Expenses                      *

          Total                                       *

*to be supplied by amendment

Item 26.  Recent Sales Of Unregistered Securities

      In the preceding three years, we have issued the following securities that were not registered under the Securities Act:

      On January 21, 2005 the Company issued and pledged to William F. Bragg, Jr. an aggregate of 2,000,000 shares of the Company's Common Stock in order to securere payment of a loan from Mr. Bragg to the Company. The issuance was made in a private placement transaction under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

      During July 2004 the Company sold 37,500 shares of its common stock for cash proceeds of $3,000. The sale was made in a private placement transaction under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The Company did not use a placement agent in connection with such sale and did not pay any underwriting discount or commissions.

      During the period from April 6, 2004 to April 30, 2004, the Company sold an aggregate of 2,166,218 shares of its common stock for gross proceeds of $126,940 and to settle a payable to an officer in the amount of $9,663. The sales were all made in private placements transactions under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The Company did not use a placement agent in connection with such sales and did not pay any underwriting discounts or commissions.

      In March 2004 we issued 500,000 shares of our common stock to TVA Productions in partial payment for promotional services. We believe that such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder.

      In October and November 2003 we issued and sold an aggregate 5,000,000 shares of our common stock to two people upon exercise of options for an aggregate purchase price of $25,000. We believe that such transactions were exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) thereof and Regulation D promulgated thereunder.

      In August 2003 we issued and sold 583,333 shares of our common stock to Mr. William Bragg upon exercise of options for an aggregate purchase price of $7,000. We believe that such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder.

      In order to obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. We believe that such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder.

      In December 2002 we issued $195,000 of our 12% secured convertible debentures and issued warrants to purchase 585,000 shares of our common stock exercisable at $.05 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities.

      On October 23, 2002, we entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and (2) design, develop and market a website for us. In return, the consultant received for each month: (1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. These issuances were exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities.

      On October 17, 2002, we authorized the issuance of an aggregate of 1,085,715 common shares (of which 856,963 shares were issued to two of our officers of, William Thomas Large and Gordon Lane) for services rendered by several. These issuances were exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In August 2002 we issued $55,000 of our 12% secured convertible debentures and issued warrants to purchase 165,000 shares of our common stock. These issuances were exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      On May 15, 2002, we entered into a securities purchase agreement with an investment group to raise up to $500,000 through the sale to the investors of the Company's 12% secured convertible debentures with warrants to purchase up to 1,500,000 shares of our common stock. Upon execution of the securities purchase agreement, the investors purchased $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of our common stock. This sale was exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In May 2002 we issued 40,000 shares to one individual for a cash purchase price of $.125 per share. This sale was exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In May 2002 we issued the following shares of our common stock to the persons set forth below:

a. The Bonaccorde Trust - 833,333 shares in exchange for the cancellation of a $100,000 long-term note, valued at $.12 per share;

b. Alexander Gordon Lane - 297,063 shares in exchange for the forgiveness of loans payable in the amount of $35,647, valued at $.12 per share;

c. William Thomas Large - 333,333 shares for the cash purchase price of $40,000, valued at $.12 per share;

d. Glen Michaels Financial, Inc. for consulting services rendered to the Company.

      These sales were exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In April 2002 the Company authorized the issuance of an aggregate of 420,000 shares of our preferred stock to an aggregate of three people in connection with our purchase of intellectual property rights. These issuances were exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In January and February 2002, we issued 61,000 shares of or common stock to three individuals for consulting and legal services rendered to the Company having a fair value of $23,100. The issuance was exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

Item 27.          Exhibits

(a) Exhibits. The following exhibits are either filed as part of this report or are incorporated herein by reference:

2.1 Agreement and Plan of Merger between Torbay Acquisition Corporation and Torbay Holdings, Inc. (1)

3.1   Certificate of Incorporation of Torbay Holdings, Inc., as amended (2)

3.2   By-Laws of Torbay Holdings, Inc.(3)

4.1 Certificate of Designation with respect to Series 1 Convertible Preferred Stock of Torbay Holdings, Inc.(4)

4.2   Form of Common Stock Certificate (5)

4.3   Warrant to Purchase 500,000 Shares of Common Stock, dated August 24, 2004*

4.4   Warrant to Purchase 500,000 Shares of Common Stock, dated August 24, 2004*

4.5   Warrant to Purchase 3,000,000 Shares of Common Stock dated December 16,
      2004*

4.6   Warrant to Purchase 2,500,000 Shares of Common Stock dated December 16,
      2004*

4.7   Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.8   Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.9   Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.10  Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.11  Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.12  Warrant to Purchase 2,000,000 Shares of Common Stock dated December 16,
      2004*

4.13  Warrant to Purchase 1,000,000 Shares of Common Stock dated December 16,
      2004*

4.14  Warrant to Purchase 1,000,000 Shares of Common Stock dated December 16,
      2004*

4.15  Warrant to Purchase 1,000,000 Shares of Common Stock dated December 16,
      2004*

10.1 Manufacturing Agreement between the Company and Dynapoint, Inc. dated April 16, 2002(6)

10.2 Redemption and Settlement Agreement and Mutual General Release, dated as of February 17, 2004 (7)

10.3  Lease, dated October 22, 2003 between 140 OCR, LLC and the Company (8)

10.4  Nutmeg Term Sheet for $50,000 Financing*

10.5  Nutmeg Term Sheet for $30,000 Financing*

10.6  Agreement, dated December 16, 2004 between the Company and The Nutmeg
      Group*
----------------------------------

(1) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the Commission") on November 12, 1999 (the "1999 8-K").

(2) Incorporated by reference to Exhibit 3.1 to the 1999 8-K.

(3) Incorporated by reference to Exhibit 3.2 to the 1999 8-K.

(4) Incorporated by reference to Exhibit 3.4 to the 1999 8-K.

(5) Incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Commission on December 30, 1999.

(6) Incorporated by reference to Exhibit 10.3 to our Form 10-KSB filed with the Commission on April 29, 2002.

(7) Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on February 18, 2004.

(8) Incorporated by reference to Exhibit 10.3 to our Form 10-KSB filed with the Commission on April 14, 2004.

21.1  List of subsidiaries.*

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 is contained in the opinion annexed at Exhibit 5.1;

23.2  Consent of accountants for use of their report.*
-------------------------
*Filed herewith.

Item 28.  Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in the City of Mineola, New York on February 11, 2005.


                                        TORBAY HOLDINGS, INC.


                                        By: /s/ William Thomas Large
                                            ------------------------------------
                                            William Thomas Large
                                            Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was by the following persons in the capacities and on the dates stated.

Name and Title                                                Date
/s/ William Thomas Large
-------------------------------------------                   February 11, 2005
William Thomas Large
President, Chief Executive Officer
And Director (Principal Executive
Officer and Principal Financial Officer)

/s/ Alexander Gordon Lane
-------------------------------------------                   February 11, 2005
Alexander Gordon
Chairman, Secretary
and Director

/s/ Thomas A. Marchant
-------------------------------------------                   February 11, 2005
Thomas A. Marchant
Director